Exhibit 10.1

EXECUTION VERSION

VISTA CREDIT STRATEGIC LENDING CORP.

$62,500,000 5.85% Series 2025 Senior Notes, Tranche A, due October 2, 2028

$37,500,000 6.22% Series 2025 Senior Notes, Tranche B, due October 2, 2030

$62,500,000 5.85% Series 2025 Senior Notes, Tranche C, due October 2, 2028

$37,500,000 6.22% Series 2025 Senior Notes, Tranche D, due October 2, 2030

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Master Note Purchase Agreement

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Dated October 2, 2025

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Schedule A	—	Defined Terms

Schedule 1(a)	—	Form of 5.85% Series 2025 Senior Notes, Tranche A, due October 2, 2028

Schedule 1(b)	—	Form of 6.22% Series 2025 Senior Notes, Tranche B, due October 2, 2030

Schedule 1(c)	—	Form of 5.85% Series 2025 Senior Notes, Tranche C, due October 2, 2028

Schedule 1(d)	—	Form of 6.22% Series 2025 Senior Notes, Tranche D, due October 2, 2030

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Indebtedness

Schedule 10.1	—	Transactions with Affiliates

Schedule 10.5	—	Liens

Schedule 10.7	—	Excluded Assets

Exhibit S	—	Form of Supplement to Note Purchase Agreement

Purchaser Schedule	—	Information Relating to Purchasers

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VISTA CREDIT STRATEGIC LENDING CORP.

50 Hudson Yards, Floor 77

New York, NY 10001

5.85% Series 2025 Senior Notes, Tranche A, due October 2, 2028

6.22% Series 2025 Senior Notes, Tranche B, due October 2, 2030

5.85% Series 2025 Senior Notes, Tranche C, due October 2, 2028

6.22% Series 2025 Senior Notes, Tranche D, due October 2, 2030

October 2, 2025

To Each of the Purchasers Listed in
the Purchaser Schedule Hereto:

Ladies and Gentlemen:

Vista Credit Strategic Lending Corp., a Maryland corporation (the “Company”), agrees with each of the Purchasers as follows:

Section 1. Authorization of Notes.

Section 1.1. Authorization of Notes. The Company will authorize the issue and sale of (a) $62,500,000 aggregate principal amount of its 5.85% Series 2025 Senior Notes, Tranche A, due October 2, 2028 (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Tranche A Notes”); (b) $37,500,000 aggregate principal amount of its 6.22% Series 2025 Senior Notes, Tranche B, due October 2, 2030 (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Tranche B Notes”); (c) $62,500,000 aggregate principal amount of its 5.85% Series 2025 Senior Notes, Tranche C, due October 2, 2028 (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Tranche C Notes”); and (d) $37,500,000 aggregate principal amount of its 6.22% Series 2025 Senior Notes, Tranche D, due October 2, 2030 (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Tranche D Notes” and together with the Tranche A Notes, the Tranche B Notes and the Tranche C Notes, collectively, the “Series 2025 Notes”). The Tranche A Notes, the Tranche B Notes, the Tranche C Notes and the Tranche D Notes shall be substantially in the forms set out in Schedule 1(a), Schedule 1(b), Schedule 1(c) and Schedule 1(d) hereto, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

The Series 2025 Notes, together with each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2, are collectively referred to as the “Notes” (such term shall also include any such notes as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13).

Section 1.2. Changes in Interest Rate. (a) If at any time a Below Investment Grade Event occurs, then:

(i)
as of the date of the occurrence of a Below Investment Grade Event to and until the date on which such Below Investment Grade Event is no longer continuing (as evidenced by the receipt and delivery to the holders of the Notes of any Debt Rating necessary to cure such Below Investment Grade Event), the Notes shall bear interest at the Below Investment Grade Adjusted Interest Rate; and
(ii)
the Company shall promptly, and in any event within twenty (20) Business Days after a Below Investment Grade Event has occurred, notify the holders of the Notes in writing, sent in the manner provided in Section 18, that a Below Investment Grade Event has occurred and confirming the effective date of the Below Investment Grade Event and that the Below Investment Grade Adjusted Interest Rate will accrue from the date on which such Below Investment Grade Event shall have occurred and will be payable on each subsequent interest payment date until such Below Investment Grade Event is no longer continuing in consequence thereof.
(b)
The reasonable, documented fees and expenses of any Acceptable Rating Agency and all other costs incurred in connection with obtaining, affirming or appealing a Debt Rating pursuant to this Section 1.2 shall be borne solely by the Company.
(c)
If at any time a Secured Debt Ratio Event occurs, then:
(i)
as of the earlier of (x) the date of the occurrence of a Secured Debt Ratio Event and (y) the last day of the applicable fiscal quarter or fiscal year for which financial statements delivered pursuant to Section 7.1 or Section 7.2 evidence the occurrence of a Secured Debt Ratio Event to and until the date on which such Secured Debt Ratio Event is no longer continuing (as evidenced by the receipt and delivery to the holders of the Notes of a certificate from a Senior Financial Officer of the Company certifying that such Secured Debt Ratio Event has been cured), the Notes shall bear interest at the Secured Debt Ratio Adjusted Interest Rate; and
(ii)
to the extent the Company has knowledge thereof, the Company shall promptly, and in any event within ten (10) Business Days after the Company has knowledge that a Secured Debt Ratio Event has occurred, notify the holders of the Notes in writing, sent in the manner provided in Section 18, that a Secured Debt Ratio Event has occurred and confirming the effective date of the Secured Debt Ratio Event and that the Secured Debt Ratio Adjusted Interest Rate will accrue from such effective date and will be payable on each subsequent interest payment date until such Secured Debt Ratio Event is no longer continuing, in consequence thereof.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(d)
Notwithstanding anything to the contrary, if a Below Investment Grade Event and a Secured Debt Ratio Event are both continuing at the same time, then as of the date on which both such events first simultaneously existed and are continuing until the earliest date on which either or both events is no longer continuing, the Notes shall bear interest at an interest rate per annum which is 2.00% above the stated rate of the Notes (or the Default Rate based on the stated interest rate for the Note, as the case may be); provided that after such date if either the Below Investment Grade Event or the Secured Debt Ratio Event (but not both) shall continue, then the Notes shall bear interest at the Below Investment Grade Adjusted Interest Rate or the Secured Debt Ratio Adjusted Interest Rate, as applicable.
(e)
As used herein, “Below Investment Grade Adjusted Interest Rate” means the interest rate per annum which is 1.00% above the stated rate of the Notes (or the Default Rate based on the stated interest rate for the Note, as the case may be). For the avoidance of doubt, the Below Investment Grade Adjusted Interest Rate shall not apply unless and until a Below Investment Grade Event has occurred.
(f)
As used herein, a “Below Investment Grade Event” shall occur if:
(i)
at any time the Company has obtained a Debt Rating from only one Acceptable Rating Agency, the then most recent Debt Rating received from such Acceptable Rating Agency that is in full force and effect (not having been withdrawn) is below Investment Grade;
(ii)
at any time the Company has obtained a Debt Rating from two Acceptable Rating Agencies, the then lower of the most recent Debt Ratings received from the Acceptable Rating Agencies that are in full force and effect (not having been withdrawn) is below Investment Grade;
(iii)
at any time the Company has obtained a Debt Rating from three or more Acceptable Rating Agencies, the then second lowest of the most recent Debt Ratings received from the Acceptable Rating Agencies that is in full force and effect (not having been withdrawn) is below Investment Grade (provided, for the avoidance of doubt, if two or more of the most recent Debt Ratings are equal or equivalent to the lowest such Debt Rating, then one of such equal or equivalent Debt Ratings will be deemed to be the second lowest Debt Rating for purposes of such determination); or
(iv)
at any time the Company shall have failed to receive and deliver to the holders of the Notes a Debt Rating from at least one Acceptable Rating Agency as required by Section 9.10; provided, that in the event the Company shall have failed to maintain a Debt Rating of the Notes as so required, a Below Investment Grade Event will not be deemed to have occurred solely as a result of its failure to maintain a Debt Rating unless and until the Company fails to obtain and deliver to the holders of the Notes a Debt Rating that is Investment Grade within 60 days after the first date on which the Company failed to obtain such Debt Rating and in the event that the Company fails to obtain a Debt Rating during such 60-day period or any such Debt Rating obtained by the Company is below Investment Grade, then (x) solely for purpose of clause (y) and no other purpose, a Below Investment Grade Event shall be deemed to have occurred effective as of the first date on

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

which the Company failed to obtain such Debt Rating and (y) if any Interest Payment Date has occurred during such 60-day period, the Company shall promptly (and in any event within five (5) Business Days after the earlier of the end of such 60-day period and the date on which it obtains a Debt Rating on the Notes that is below Investment Grade) pay such additional interest as would have been required to be paid if the Below Investment Grade Adjusted Interest Rate had been in effect since such date on which the Company first failed to obtain such Debt Rating (for the avoidance of doubt, no Default of Event of Default shall have deemed to have occurred or be in effect as a result of a deemed Below Investment Grade Event pursuant to or to effectuated under clause (x)).For the avoidance of doubt, the Below Investment Grade Event shall end immediately upon the delivery by the Company of one or more Debt Ratings such that the foregoing conditions are no longer triggered. Upon the end of the Below Investment Grade Event, the applicable interest rate shall automatically return to the stated interest rate for the Notes (or the Default Rate based on the stated interest rate for the Notes, as the case may be).
(g)
As used herein, “Secured Debt Ratio” means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) all Indebtedness for borrowed money minus Cash and Cash Equivalents in each case, of the Company and its consolidated subsidiaries (which for the avoidance of doubt shall, in the determination of the Secured Debt Ratio, include Unrestricted Subsidiaries of the Company (other than an SBIC Subsidiary)) that is secured by a Lien on the assets of the Company or a consolidated subsidiary of the Company, to (b) the value of the total assets minus Cash and Cash Equivalents in each case, of the Company and its subsidiaries (which for the avoidance of doubt shall, in the determination of the Secured Debt Ratio, include Unrestricted Subsidiaries of the Company (other than an SBIC Subsidiary)); provided, such ratio shall be determined, without duplication, on a pro forma basis giving effect to the amount of cash the Company is projected to receive from selling assets, issuing equity or unsecured debt within the succeeding sixty (60) days; provided that the Company has entered into a definitive agreement in respect of such asset sale, equity issuance or unsecured debt issuance, as applicable, which agreement provides for Company’s receipt of not less than the amount of such projected cash upon the closing of the relevant transaction within such sixty (60) day period.
(h)
As used herein, “Secured Debt Ratio Adjusted Interest Rate” means the interest rate per annum which is 1.50% above the stated rate of the Notes (or the Default Rate based on the stated interest rate for the Note, as the case may be). For the avoidance of doubt, the Secured Debt Ratio Adjusted Interest Rate shall not apply unless and until a Secured Debt Ratio Event has occurred.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(i)
As used herein, a “Secured Debt Ratio Event” shall occur if at any time within the period specified in the chart below the Company’s Secured Debt Ratio exceeds the percentage set forth opposite such period below:

Period	Secured Debt Percentage
From the Effective Date to but not including October 2, 2026	70%
From and including October 2, 2026 to but not including October 2, 2027	60%
At any time on or after October 2, 2027	55%

For the avoidance of doubt, the Secured Debt Ratio Event shall end immediately upon the Secured Debt Ratio (as evidenced by the receipt and delivery to the holders of the Notes of a certificate from a Senior Financial Officer of the Company certifying that such Secured Debt Ratio Event has been cured), within the period specified in the chart above, being less than or equal to the percentage set forth opposite such period above (provided that the Secured Debt Ratio is in fact less than or equal to the applicable percentage). Upon the end of the Secured Debt Ratio Event, the applicable interest rate shall automatically return to the stated interest rate for the Notes or, if applicable, the Below Investment Grade Adjusted Interest Rate (or the Default Rate based on the applicable interest rate for the Notes, as the case may be).

(j)
Following the occurrence and during the continuance of an Event of Default, the Notes shall bear interest at the Default Rate.

Section 2. Sale and Purchase of Notes.

Section 2.1. Sale and Purchase of Series 2025 Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each applicable Purchaser and each applicable Purchaser will purchase from the Company, at each Closing provided for in Section 3.1, Series 2025 Notes in the principal amount and tranche specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2. Additional Series of Notes. The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell prior to October 2, 2035 one or more promissory notes under the provisions of this Agreement pursuant to a supplement (a “Supplement”) substantially in the form of Exhibit S. Any additional notes (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

in substitution thereof pursuant to Section 13, the “Additional Notes”) issued pursuant to a Supplement shall be subject to the following terms and conditions:

(i)
if such Additional Notes will constitute a new Series, each such Series of Additional Notes, when so issued, shall be differentiated from all previous Series by sequential designation inscribed thereon;
(ii)
Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall vote as a single class and constitute one Series;
(iii)
each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be amended (a) to reflect such additional covenants and any associated cure rights or grace periods without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional covenants, including for the avoidance of doubt, any associated cure rights or grace periods, shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding and, provided further, for the avoidance of doubt, no covenant, definition, default, cure right or grace period expressly set forth in this Agreement as of the date of this Agreement shall be deemed to be amended or deleted in any respect to be less favorable to the holders of the Notes by virtue of the provisions of this clause (iii), and (b) to reflect such representations and warranties as are contained in such Supplement for the benefit of the holders of such Additional Notes in accordance with the provisions of Section 16;
(iv)
any Additional Notes may be issued with a premium or discount as necessary in order to make such Additional Notes fungible for federal income tax and securities law purposes with any existing Series or tranche of Notes issued hereunder;
(v)
each Series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S hereto with such variations, omissions and insertions as are necessary or permitted hereunder;
(vi)
the minimum principal amount of any Additional Note issued under a Supplement shall be $100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more;
(vii)
all Additional Notes shall rank pari passu with all other outstanding Notes; and

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(viii)
no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

Section 3. Closing.

Section 3.1. Closing. The sale and purchase of the Series 2025 Notes to be purchased by each applicable Purchaser shall occur at the offices of Chapman and Cutler LLP, 320 S Canal St., Chicago, IL 60606, at 8:00 am Chicago time, at two (2) separate closings (each a “Closing”). The Closing for the sale and purchase of the Tranche A Notes in an aggregate principal amount of $62,500,000 and the Tranche B Notes in an aggregate principal amount of $37,500,000 shall occur on October 2, 2025 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers of the Series 2025 Notes (the “First Closing”). The Closing for the sale and purchase of the Tranche C Notes in an aggregate principal amount of $62,500,000 and the Tranche D Notes in an aggregate principal amount of $37,500,000 shall occur on December 1, 2025 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers of the Series 2025 Notes (the “Second Closing”). At each Closing, the Company will deliver to each applicable Purchaser the Series 2025 Notes in the tranche to be purchased by such Purchaser in the form of a single Series 2025 Note for such Notes to be purchased by such Purchaser (or such greater number of Series 2025 Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of such Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company pursuant to the applicable funding instructions delivered pursuant to Section 4.10. If at any Closing the Company shall fail to tender the Series 2025 Notes to any Purchaser as provided above in this Section 3.1, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Series 2025 Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

Section 3.2. Additional Note Closings. The sale and purchase of any Additional Notes shall occur at the times, in the manners and at the places specified in the Supplement with respect to such Series of Additional Notes (each an “Additional Note Closing”). At any such Additional Note Closing, the Company will deliver to each Purchaser listed in the Supplement relating thereto the Additional Notes to be purchased by such Purchaser as set forth in the Supplement with respect to such Additional Notes, in the form of one or more Notes in authorized denominations as such Purchaser may request for each such Series of Additional Notes to be purchased on the day of any such Additional Note Closing, dated as of the date of any such Additional Note Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to the account of the Company specified in the Supplement for such Additional Notes and the applicable funding instructions delivered pursuant to such Supplement in connection with the applicable Additional Note Closing.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

Section 4. Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at a Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing (except as otherwise specified below), of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at such Closing.

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) at such Closing, no Change in Control, Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a)
Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
(b)
Responsible Officer’s Certificate. The Company and each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of one of its Responsible Officers, dated the date of such Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement (in the case of the Company) and the Subsidiary Guaranty (in the case of such Subsidiary Guarantor) and (ii) its respective organizational documents as then in effect.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received customary opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of such Closing (a) from Dechert LLP, special counsel for the Company, covering matters with respect to the Company and the Subsidiary Guarantors incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the applicable Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

Section 4.6. Sale of Other Notes. Contemporaneously with the applicable Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in the Purchaser Schedule.

Section 4.7. Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the applicable Closing the reasonable and documented out-of-pocket fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least two (2) Business Days prior to such Closing.

Section 4.8. Private Placement Number. A Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services (in cooperation with the SVO) shall have been obtained for each Series and/or tranche of the Notes.

Section 4.9. Changes in Legal Structure. The Company shall not have changed its jurisdiction of organization or been a party to any merger or consolidation (in each case, other than as permitted under Section 10.2) or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Funding Instructions. (a) At least five (5) Business Days prior to the date of the applicable Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number, (iii) the account name and number into which the purchase price for the Notes is to be deposited which account shall be fully opened and able to receive micro deposits in accordance with this Section at least five (5) Business Days prior to the date of the Closing, and (iv) contact information of a representative at the Company who will be available to confirm such instructions by telephone. Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit ($50.00 or less) to the account identified in the written instructions no later than two (2) Business Days prior to the applicable Closing. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to the applicable Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.

(b)
At least two (2) Business Days prior to such Closing, if requested by a Purchaser, a Responsible Officer of the Company shall have confirmed such written instructions in a live videoconference call made available to the Purchasers.

Section 4.11. Rating. The Notes shall have received a Debt Rating of “BBB-” (or its equivalent) or better by an Acceptable Rating Agency. In the event that the initial Debt Rating for the Notes is not a public rating, the Company shall have delivered or caused to be delivered prior to any funding in connection with a Closing, to each Purchaser, (a) a Private Rating Letter issued by an Acceptable Rating Agency setting forth the initial Debt Rating for the Notes and (b) the related Private Rating Rationale Report with respect to such Debt Rating.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.13. Subsidiary Guaranty. Each Subsidiary required to become a Subsidiary Guarantor under Section 9.7 shall have duly executed and delivered a Subsidiary Guaranty, in form and substance reasonably satisfactory to such Purchaser, in accordance with the terms and requirements of such Section, and each such Subsidiary Guaranty shall be in full force and effect.

Section 4.14. Conditions to Issuance of Additional Notes. The obligations of the Additional Purchasers to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

(a)
Compliance Certificate. A duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser an Officer’s Certificate dated the date of issue of such Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Company is in compliance with the requirements of Section 10.7 on such date (based upon the financial statements for the most recent fiscal quarter ended prior to the date of such certificate but after giving effect to the issuance of such Additional Notes and the application of the proceeds thereof).
(b)
Execution and Delivery of Supplement. The Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.
(c)
Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.
(d)
Execution and Delivery of Guaranty Ratification. Each Subsidiary Guarantor, if any, shall execute and deliver a ratification of its Subsidiary Guaranty.

Section 5. Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser (such representations and warranties given to each Purchaser shall extend to and for the benefit of the Placement Agents) as of the date of the applicable Closing (or, if any such representations and warranties expressly relate to an earlier date (other than the date of an earlier Closing), then as of such earlier date) that:

Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact (except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon due execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. (a) The Company, through the Placement Agents has delivered to each Purchaser a copy of a Debt Investor Presentation, dated Q2 2025 (the “Presentation”), relating to the transactions contemplated hereby in connection with the Series 2025 Notes. This Agreement, the Presentation, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company (other than financial projections, pro forma financial information and other forward-looking information referenced in Section 5.3(b), information relating to third parties and information of a general economic or industry specific nature) prior to September 18, 2025 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Presentation, and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, did not as of September 18, 2025, and, after taking into account all updates thereto and the same having been delivered to the Purchasers, do not as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2024, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

(b)
All financial projections, pro forma financial information and other forward-looking information which has been delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement are based upon good faith assumptions and, in the case of financial projections and pro forma financial information of the Company, good faith estimates, in each case, believed to be reasonable at the time made, it being recognized that (i) such financial information as it relates to future events is subject to significant and inherent uncertainty and contingencies (many of which are beyond the control of the Company) and that no assurance can be given that such financial information will be realized, and are therefore not to be viewed as fact, and (ii) actual results during the period or periods covered by such financial information may materially differ from the results set forth therein.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 (as may be updated by the Company for each Closing pursuant to any supplement (including, if applicable, any Supplement) executed and delivered in connection with such Closing) contains (except as noted therein) complete and correct lists as of the date of the applicable Closing (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, and (ii) the Company’s directors and senior officers.

(b)
All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 (as may be updated by the Company for each Closing pursuant to any supplement (including, if applicable, any Supplement) executed and delivered in connection with such Closing) as being owned by the Company and its Subsidiaries have been validly issued, and, to the extent applicable, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.
(c)
Each Subsidiary Guarantor is a limited liability company or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization or incorporation, as applicable, and is duly qualified as a foreign limited liability company or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, except in those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary Guarantor has the limited liability company or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)
No Subsidiary Guarantor is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 (as may be updated by the Company for each Closing pursuant to any supplement (including, if applicable, any Supplement) executed and delivered in connection with such Closing) and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary Guarantor to pay dividends out of profits or make any other similar distributions of profits to the Company or any other Obligor that owns outstanding shares of capital stock or similar equity interests of such Subsidiary Guarantor.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its consolidated subsidiaries. All of such financial statements (including in each case the related schedules and notes, but excluding all financial projections, pro forma financial information and other forward-looking information) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates specified therein and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to year-end adjustments and lack of footnotes).

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, (A) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or (B) the declaration of trust, limited liability company agreement or by-laws of the Company or any Subsidiary, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, in each case, except where any of the foregoing (other than clause (i)(B) above), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes to be sold at such Closing, other than (i) any filing required under the Exchange Act or the rules or regulations promulgated thereunder on Form 8-K, Form 10-Q or Form 10-K which filings have been made or will be made, or (ii) such as have been obtained or made and are or will be in full force and effect.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)
Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company and its Subsidiaries (other than Immaterial Subsidiaries) have filed all federal and state income and other material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount, applicability or validity of which is contested in good faith by appropriate proceedings on a timely basis, (ii) the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (iii) the nonpayment of all such taxes and assessments would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

Section 5.10. Title to Property. The Company and its Subsidiaries have good and sufficient title to their respective properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business or otherwise as permitted by this Agreement), in each case free and clear of Liens prohibited by this Agreement, except where failure to have title would not reasonably be expected to have a Material Adverse Effect.

Section 5.11. Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for any such conflicts that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)
To the knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(c)
To the knowledge of the Company, there is no violation by any Person of any right of the Company or any other Obligor with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any other Obligor, except for any such violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.12. Compliance with Employee Benefit Plans. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as has not resulted in or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3(3) of ERISA), and (ii) no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Pension Plan under section 412 of the Code. The assets of the Company are not “plan assets” within the meaning of Section 3(42) of ERISA.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(b)
The present value of the aggregate benefit liabilities under each of the Pension Plans, determined as of the end of such Pension Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Pension Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Pension Plan allocable to such benefit liabilities by an amount that has resulted in or could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001(a)(16) of ERISA and the terms “current value” and “present value” have the meaning specified in section 3(26) and section 3(27), respectively, of ERISA.
(c)
The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate have resulted in or would reasonably be expected to result in a Material Adverse Effect.
(d)
The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not reasonably likely to result in a Material Adverse Effect.
(e)
The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2.
(f)
The Company and its Subsidiaries do not have any Non-U.S. Plans the acts or omissions of or facts related to which have resulted or could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series 2025 Notes or any substantially similar debt Securities for sale to, or solicited any offer to buy the Series 2025 Notes or any substantially similar debt Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than ninety (90) other Institutional Investors, each of which has been offered the Series 2025 Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2025 Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series 2025 Notes hereunder for the general corporate purposes of the Company and its subsidiaries, including to make investments, repay existing debt and make distributions permitted by this Agreement. No part of the proceeds from the sale of the Series 2025 Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 (as may be updated by the Company for each Closing pursuant to any supplement (including, if applicable, any Supplement) executed and delivered in connection with such Closing) sets forth a complete and correct list as of October 2, 2025 of all outstanding Material Indebtedness for borrowed money of the Company and its Subsidiaries (provided that the aggregate amount of all Indebtedness for borrowed money not listed on Schedule 5.15 does not exceed $20,000,000). As of October 2, 2025, neither the Company nor any other Obligor is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Material Indebtedness of the Company or such other Obligor and, to the knowledge of the Company, no event or condition exists with respect to any Material Indebtedness of the Company or such other Obligor that have caused one or more Persons to cause such Material Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)
Except as disclosed in Schedule 5.15 (as may be updated by the Company for each Closing pursuant to any supplement (including, if applicable, any Supplement) executed and delivered in connection with such Closing), neither the Company nor any other Obligor has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.
(c)
Neither the Company nor any other Obligor is a party to, or otherwise subject to any provision contained in, any instrument evidencing Material Indebtedness of the Company or such other Obligor, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Material Indebtedness of the Company, except as disclosed in Schedule 5.15 (as may be updated by the Company for each Closing pursuant to any supplement (including, if applicable, any Supplement) executed and delivered in connection with such Closing).

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person or Canada Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United States, Canada, the United Nations, the United Kingdom or the European Union.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(b)
Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Canadian Economic Sanctions Laws, Anti‑Money Laundering Laws or Anti‑Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Canadian Economic Sanctions Laws, Anti‑Money Laundering Laws or Anti‑Corruption Laws.
(c)
No part of the proceeds from the sale of the Notes hereunder:
(i)
constitutes or will constitute funds obtained on behalf of any Blocked Person or Canada Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person or Canada Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or Canadian Economic Sanctions or (C) otherwise in violation of any U.S. Economic Sanctions Laws or Canadian Economic Sanctions Laws;
(ii)
will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti‑Money Laundering Laws; or
(iii)
will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti‑Corruption Laws.
(d)
The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Canadian Economic Sanctions Laws, Anti‑Money Laundering Laws and Anti‑Corruption Laws.

Section 5.17. Environmental Matters. (a) Neither the Company nor any Subsidiary has received any written claim and, to the knowledge of the Company, no proceeding has been instituted asserting any claim against the Company or any Subsidiary or with respect to any real property now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b)
Neither the Company nor any Subsidiary has knowledge of any facts which would reasonably be expected to give rise to any claim, public or private, of violation of or liability under Environmental Laws by the Company or any Subsidiary, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(c)
Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which has violated any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(d)
Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which would reasonably be expected to give rise to liability under any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.18. Investment Company Act. (a) The Company has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and has elected to be treated as a RIC.

(b)
The business and other activities of the Company and its Subsidiaries, including the issuance of the Notes hereunder, the application of the proceeds and repayment thereof by the Company and the consummation of the transactions contemplated by this Agreement do not result in a violation or breach in any material respect of the provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, in each case that are applicable to the Company and its Subsidiaries.
(c)
The Company is in compliance in all respects with the Investment Policies, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

Section 5.19. Priority of Obligations. The payment obligations of the Company under this Agreement and the Notes, and the payment obligations of any Subsidiary Guarantor under its Subsidiary Guaranty, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company or such Subsidiary Guarantor, as applicable.

Section 6. Representations of the Purchasers.

Section 6.1. Purchase for Investment. (a) Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

(b)
Without limiting the foregoing, each Purchaser and each subsequent holder of any Note severally agrees that, in the event the Notes or any part or portion thereof are held by a Person (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with the Company or (ii) whose investments or investment related decisions are primarily managed by the Company or any of its Controlled or Controlling Affiliates, such Person shall have no rights whatsoever to exercise any voting rights in respect of any such Note or Notes so acquired, nor have any rights to participate, directly or indirectly, in any meetings or other written, telegraphic, telecommunication, internet or other communications between and among holders of the Notes regarding enforcement or other rights of such holders, except with

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

relation to any amendment, waiver or consent pursuant to Section 17.1(a)(1), (2) or (3), and, solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes or in the Subsidiary Guaranty, or have directed the taking of any action provided herein or in the Notes or in the Subsidiary Guaranty to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes of Series and/or any tranche then outstanding, such Note or Notes so acquired shall be deemed not to be outstanding except with respect to any amendment, waiver or consent pursuant to Section 17.1(a)(1), (2) or (3).

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)
the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)
the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)
the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)
the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), it is not ineligible pursuant to Section 1(g) of the QPAM Exemption, no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

managed by such QPAM, the conditions of Part I(c) and (k) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)
the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)
the Source is a governmental plan; or
(g)
the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been heretofore identified to the Company in writing pursuant to this clause (g); or
(h)
the Source does not include assets of any employee benefit plan, other than a plan that is not subject to ERISA or section 4975 of the Code.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3. Investment Experience; Access to Information. Each Purchaser severally represents that it (a) is an institutional “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, an “Institutional Account” as defined in FINRA Rule 4512(c) and a Qualified Institutional Buyer, (b) either alone or together with its representatives has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and make an informed decision to so invest, and has so evaluated the risks and merits of such investment, (c) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, (d) understands the terms of and risks associated with the purchase of the Notes, including, without limitation, a lack of liquidity, pricing availability and risks associated with the industry in which the Company operates, (e) has had the opportunity to review (i) the Disclosure Documents, (ii) the Annual Report on Form 10-K for the Company for the year ended December 31, 2024, (iii) the Quarterly Report on Form 10-Q for the Company for the quarter ended March 31, 2025, (iv) the Quarterly Report on Form 10-Q for the Company for the quarter ended June 30, 2025 and (v) such other disclosure regarding the Company, its business and its financial condition as such Purchaser

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

has determined to be necessary in connection with the purchase of the Notes, and (f) has had an opportunity to ask such questions and make such inquiries concerning the Company, its business, its management and its financial affairs and condition, in each case, as such Purchaser has deemed appropriate in connection with such purchase and to receive satisfactory answers to such questions and inquiries.

Section 6.4. Authorization. Each Purchaser, or Assignee following an assignment in accordance with Section 13.2, as applicable, severally represents that (a) it has full power and authority to enter into this Agreement and (b) this Agreement, when executed and delivered by such Purchaser or assigned to an Assignee in accordance with Section 13.2, will constitute valid and legally binding obligations of such Purchaser or Assignee, as applicable, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 6.5. Restricted Securities. Each Purchaser understands that the Notes have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser’s representations as expressed herein. Each Purchaser understands that the Notes are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, each Purchaser must hold the Notes indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Purchaser acknowledges that the Company has no obligation to register or qualify the Notes for resale. Each Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Notes, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

Section 6.6. No Public Market. Each Purchaser understands that no public market now exists for the Notes, and that the Company has made no assurances that a public market will ever exist for the Notes.

Section 6.7. Legends. Each Purchaser understands that the Notes may be notated with one or both of the following legends:

(a)
“THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS AVAILABLE.”

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(b)
Any legend required by the securities laws of any state to the extent such laws are applicable to the Notes represented by the certificate, instrument or book entry so legended.

Section 6.8. Reliance. Each Purchaser severally represents and warrants that such Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by the Placement Agents any of their respective Affiliates (other than, to the extent applicable, the Obligors) or any of their respective Control persons, officers, directors or employees, in making its investment or decision to invest in the Company.

Section 6.9. Acknowledgment. Each Purchaser acknowledges (for itself and for each account for which such purchaser is acquiring Notes hereunder) that such Purchaser has carefully reviewed the Disclosure Documents and has been furnished with all other materials that it considers relevant to an investment in the Notes, has had a full opportunity to ask questions of and receive answers from the Company or any Person or Persons acting on behalf of the Company concerning the terms and conditions of an investment in the Notes, has independently made its own analysis and decision to invest in the Notes, and no statement or printed material which is contrary to the Disclosure Documents has been made or given to such Purchaser by or on behalf of the Company.

Section 6.10. Placement Agents. Each Purchaser severally (a) acknowledges that the Placement Agents may rely on the representations and warranties of such Purchaser contained in this Section 6 as if it were a party to this Agreement; (b) represents and warrants (for itself and for each account for which such purchaser is acquiring the Notes) that such Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by the Placement Agents, any of their affiliates or any of their control persons, officers, directors or employees, in making its investment or decision to invest in the Company; and (c) agrees (for itself and for each account for which such Purchaser is acquiring the Notes) that none of the Placement Agents, any of their affiliates or any of their control persons, officers, directors or employees shall be liable to any Purchaser in connection with its purchase of the Notes, except to the extent arising from fraud, gross negligence or willful misconduct.

Section 7. Information as to Company.

Section 7.1. Financial and Business Information. The Company shall deliver to each Purchaser and each holder of a Note that, in each case, is an Institutional Investor:

(a)
Quarterly Statements — within sixty (60) days (or such shorter period as is the earlier of (x) fifteen (15) days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of:
(i)
a consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such quarter, and
(ii)
consolidated statements of operations, changes in net assets and cash flows of the Company and its consolidated subsidiaries, for such quarter and (in the case of the consolidated statements of operations for the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year (to the extent applicable), all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally (other than absence of footnotes and year-end adjustments), and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the Company and its consolidated subsidiaries being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)
Annual Statements — within one hundred five (105) days (or such shorter period as is the earlier of (x) fifteen (15) days greater than the period applicable to the filing of the Company’s Annual Report on Form 10‑K (the “Form 10‑K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, copies of:
(i)
a consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such year, and
(ii)
consolidated statements of operations, changes in net assets and cash flows of the Company and its consolidated subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year (to the extent applicable), all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” qualification or exception as to the Company (other than as a result of the impending maturity or any prospective default under any credit document of the Company, including this Agreement and any Series and/or tranche of Notes) and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(c)
SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice, proxy statement or similar document sent by the Company or any other Obligor to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any other Obligor with the SEC;
(d)
Notice of Event of Default — promptly, and in any event within five (5) Business Days, after a Responsible Officer becoming aware of the existence of any Event of Default or that any Person (other than a Purchaser or a holder of a Note (except with respect to any claimed default of the type referred to in Section 11(a) or 11(b) provided by any single holder of a Note)) has given any notice or taken any action with respect to a claimed default hereunder or that any Person (other than a Purchaser or a holder of a Note) has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e)
Employee Benefits Matters — promptly, and in any event within five (5) days, after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(i)
with respect to any Pension Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof, which in the case of any Pension Plan sponsored or maintained by an ERISA Affiliate would reasonably be expected to have a Material Adverse Effect;
(ii)
the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan which in the case of any Pension Plan sponsored or maintained by an ERISA Affiliate would reasonably be expected to have a Material Adverse Effect, or the receipt by the Company or any ERISA Affiliate (to the extent would reasonably be expected to result in a Material Adverse Effect) of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;
(iii)
any event, transaction or condition that would reasonably be expected to result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3(3) of ERISA), or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; or

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(iv)
receipt of notice of the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans that would reasonably be expected to have a Material Adverse Effect;
(f)
Notices from Governmental Authority — promptly, and in any event within thirty (30) days after receipt thereof, copies of any notice to the Company or any other Obligor from any Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect and to the extent such notice is required to be disclosed in connection with any regulation or disclosure obligations under the Securities Act;
(g)
Resignation or Replacement of Auditors — within ten (10) days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request;
(h)
Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any other Obligor or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by a holder of the Notes, in each case to the extent reasonably available to the Company; and
(i)
Supplements — promptly, and in any event within ten (10) Business Days after the execution and delivery of any Supplement, a copy thereof.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a Purchaser or holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a)
Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10.7 and any Incorporated Covenant during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section or such Incorporated Covenant, as applicable, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any other Obligor has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(b)
Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and the other Obligors from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any other Obligor to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and
(c)
Subsidiary Guarantors – setting forth a statement of any changes to the list of all Subsidiaries that are Subsidiary Guarantors since the most recent statement delivered pursuant to this Section 7.2 and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.

Section 7.3. Visitation. The Company shall permit the representatives of each Purchaser and each holder of a Note that, in each case, is an Institutional Investor:

(a)
No Default — if no Event of Default then exists and is continuing, at the expense of such holder and upon at least ten (10) Business Days’ prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and the other Obligors with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld and so long as a Senior Financial Officer or his or her delegee is given reasonable notice and the opportunity to be present during such discussions) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each other Obligor, all at such reasonable times and as often as may be reasonably requested in writing; provided, that such visitation rights set forth in this clause (a) may only be exercised once per calendar year for all holders of the Notes, collectively, on a mutually agreed date; and
(b)
Default — if an Event of Default then exists and is continuing, at the expense of the Company and upon at least ten (10) Business Days’ prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any other Obligor, to examine all their respective books of account, records, reports and other papers, to make copies therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and the other Obligors so long as a Senior Financial Officer or his or her delegee is given reasonable notice and the opportunity to be present during such discussions), all at such reasonable times and as often as may be reasonably requested.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

Section 7.4. Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a)
such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company or posted such information on Intralinks or on any other similar website to which each holder of Notes has free access;
(b)
the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made the related Officer’s Certificate satisfying the requirements of Section 7.2 available to each holder of a Note by electronic mail or by posting such information on Intralinks or on any other similar website to which each holder of Notes has free access;
(c)
such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c), or any Supplement referred to in Section 7.1(i), as applicable, is/are timely posted by or on behalf of the Company on Intralinks or on any other similar website to which each holder of Notes has free access; or
(d)
the Company shall have timely filed any of the items referred to in Section 7.1(c) or Section 7.1(i) with the SEC on EDGAR;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement), provided further, that upon request of any holder to receive copies of such forms, financial statements, other information and Officer’s Certificates by e-mail, the Company will promptly e-mail them to such holder.

Section 8. Payment and Prepayment of the Notes.

Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2. Optional Prepayments with Prepayment Settlement Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time, to the extent permitted by the last sentence of this Section 8.2, any part of, any Series or tranche of the Notes, in an amount not less than 10% of the aggregate principal amount of such Series or tranche of Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Prepayment Settlement Amount applicable to such Series or tranche of Notes determined for the prepayment date with respect to such principal amount. The Company will give each holder of such Series or tranche of Notes written notice of each optional prepayment under this Section 8.2 not less than ten (10) days and not more than sixty (60) days

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of such Series or tranche of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Prepayment Settlement Amount applicable to such Series or tranche of Notes due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two (2) Business Days prior to such prepayment, the Company shall deliver to each holder of Notes in such Series or tranche a certificate of a Senior Financial Officer specifying the calculation of such Prepayment Settlement Amount applicable to such Series or tranche of Notes as of the specified prepayment date. Notwithstanding the foregoing and anything contained in this Section to the contrary, if and so long as any Default or Event of Default shall have occurred and be continuing, or if such partial prepayment is before the Clean-Up Period Start Date for such Series or tranche, as applicable, then, in either such case, any partial prepayment of the Notes pursuant to the provisions of this Section 8.2 shall be allocated among all of the Notes of all Series and tranches at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of Notes pursuant to Section 8.2, the principal amount of Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. For the avoidance of doubt, so long as no Event of Default then exists, the Company may optionally prepay any Series or tranche of Notes without the allocation of such prepayment among all of the Notes at the time outstanding, if such Series or tranche, as applicable, is paid in full after the Clean-Up Period Start Date for such Series or tranche, as applicable.

Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of any Series or tranche of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Prepayment Settlement Amount, if any, or Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Prepayment Settlement Amount, if any, or Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire after the date of the first Closing hereunder, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of such Notes in accordance with this Agreement and such Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes in any Series or tranche at the time outstanding upon the same terms and conditions; provided that the Company may only make an offer to purchase an individual series of the Notes (rather than all the Notes

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

then outstanding) so long as no Default or Event of Default shall have occurred and be continuing. Any such offer shall provide each applicable holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least ten (10) Business Days. If the holders of more than 25% of the principal amount of the Notes in such Series or tranche then outstanding accept such offer, the Company shall promptly notify the remaining holders of Notes in such Series or tranche of such fact and the expiration date for the acceptance by holders of Notes in such Series or tranche of such offer shall be extended by the number of days necessary to give each such remaining holder at least five (5) Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel such Notes acquired by it or any Affiliate after the date of the first Closing hereunder pursuant to any payment, prepayment or purchase of such Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes. For the avoidance of doubt, (a) no Prepayment Settlement Amount shall be owed in connection with any prepayment made pursuant to this Section 8.5(b) unless offered by the Company and (b) notwithstanding any provisions of Section 8.2 or 8.3, any such prepayment made pursuant to this Section 8.5(b) shall only be required to be made to the holders of Notes of the applicable Series or tranche who have accepted such prepayment offer.

Section 8.6. Make-Whole Amount; Prepayment Settlement Amount.

“Prepayment Settlement Amount” means,

(a)
with respect to any Tranche A Note, an amount equal to the “Prepayment Settlement Amount”, as follows:

Prepaid during the period	Prepayment Settlement Amount
On or before the applicable Clean-Up Period Start Date	Make-Whole Amount
After the applicable Clean-Up Period Start Date	Zero

(b)
with respect to any Tranche B Note, an amount equal to the “Prepayment Settlement Amount”, as follows:

Prepaid during the period	Prepayment Settlement Amount
On or before the applicable Clean-Up Period Start Date	Make-Whole Amount
After the applicable Clean-Up Period Start Date	Zero

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(c)
with respect to any Tranche C Note, an amount equal to the “Prepayment Settlement Amount”, as follows:

Prepaid during the period	Prepayment Settlement Amount
On or before the applicable Clean-Up Period Start Date	Make-Whole Amount
After the applicable Clean-Up Period Start Date	Zero

(d)
with respect to any Tranche D Note, an amount equal to the “Prepayment Settlement Amount”, as follows:

Prepaid during the period	Prepayment Settlement Amount
On or before the applicable Clean-Up Period Start Date	Make-Whole Amount
After the applicable Clean-Up Period Start Date	Zero

“Clean-Up Period Start Date” means, (i) with respect to any Tranche A Note or Tranche C Note, July 2, 2028, (ii) with respect to any Tranche B Note or Tranche D Note, April 2, 2030, and (iii) with respect to any Additional Notes, the date set forth as the Clean-Up Period Start Date applicable to such Note in the Supplement with respect thereto.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal of any Note, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a three hundred sixty (360)-day year comprised of twelve (12) thirty (30)-day months and calculated to two (2) decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date and on or prior to the applicable Clean-Up Period Start Date for such Note, assuming such Note was repaid on such applicable Clean-Up Period Start Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on, or the Prepayment Settlement Amount on, any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.8. Change in Control. (a) Notice of Change in Control. The Company will, within fifteen (15) Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.8.

(b)
Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Section 8.8 Proposed Prepayment Date”). Such date shall be not less than thirty (30) days and not more than sixty (60) days after the date of such offer (if the Section 8.8 Proposed Prepayment Date shall not be specified in such offer, the Section 8.8 Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).
(c)
Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company not later than fifteen (15) Business Days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute rejection of such offer by such holder.
(d)
Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to, but excluding, the date of prepayment, but without Make-Whole Amount, Prepayment Settlement Amount or other premium.
(e)
Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Section 8.8 Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to, but

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

excluding, the Section 8.8 Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change in Control.
(f)
Definitions.

“Change in Control” means the Investment Advisor ceases to be the investment advisor for the Company.

Section 9. Affirmative Covenants.

From the date of this Agreement until the First Closing and thereafter, the Company covenants that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries that are Obligors to, maintain insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of similarly situated entities engaged in the same or a similar business.

Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), except where failure to keep or maintain would not reasonably be expected to result in a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, file all federal and state income and other material tax returns required to be filed in any jurisdiction and to pay all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent, except taxes and assessments (i) the amount, applicability or validity of which is contested in good faith by appropriate proceedings on a timely basis, (ii) the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (iii) the nonpayment of all such taxes and assessments would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (other than Immaterial Subsidiaries) (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries (other than Immaterial Subsidiaries) unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, maintain proper books of record and account in conformity with GAAP and in all material respects with all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries (other than Immaterial Subsidiaries) have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each such Subsidiary to, continue to maintain such system.

Section 9.7. Subsidiary Guarantors. (a) The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility for which the Company is a borrower or guarantor (other than pursuant to any Standard Securitization Undertakings) to concurrently therewith:

(i)
enter into (A) an agreement in form and substance reasonably satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries providing a guaranty, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Prepayment Settlement Amount, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”) or (B) a joinder to the Subsidiary Guaranty, which may include changes as necessary or appropriate (in the reasonable determination of counsel to the Required Holders) to take into account local law requirements or other customary limitations regarding guarantees provided by entities formed or organized in any applicable jurisdiction; and
(ii)
deliver the following to each holder of a Note:
(A)
an executed counterpart of such Subsidiary Guaranty or a joinder thereto;

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(B)
a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company);
(C)
all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and
(D)
upon request of the Required Holders (at the time such Subsidiary is to be joined as a Subsidiary Guarantor or if otherwise provided under a Material Credit Facility), a customary opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.
(b)
At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility (other than in connection with a sale of such Subsidiary or its Equity Interests), any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility specifically for such release, equivalent consideration (determined in the case of a fee as an equivalent proportion of outstanding commitments or principal amount as applicable) shall be given, pro rata, to the holders of the Notes substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv).

Section 9.8. Status of BDC and RIC. The Company shall at all times maintain its status as a “business development company” under the Investment Company Act. The Company shall at all times, subject to applicable grace periods set forth in the Code, maintain its status as a RIC under the Code.

Section 9.9. Investment Policies. The Company shall at all times be in compliance with its Investment Policies (after giving effect to any Permitted Policy Amendments), except to the extent that the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

Section 9.10. Rating Confirmation. The Company covenants and agrees that, at its sole cost and expense, it shall cause to be maintained at all times a Debt Rating for the Notes from an Acceptable Rating Agency. At any time that the Debt Rating maintained pursuant to the foregoing is not a public rating, the Company will provide to each holder of a Note (x) at least annually (on or before each anniversary of the date of the Closing) and (y) promptly upon any change in such Debt Rating, an updated Private Rating Letter evidencing such Debt Rating and an updated Private Rating Rationale Report with respect to such Debt Rating. In addition to the foregoing information and any information specifically required to be included in any Debt Rating or Private Rating Rationale Report (as set forth in the respective definitions thereof), if the SVO or any other governmental authority having jurisdiction over any holder of any Notes from time to time requires any additional information with respect to the Debt Rating of the Notes, the Company shall use commercially reasonable efforts to procure such information from an Acceptable Rating Agency.

Section 9.11. Most Favored Lender. (a) If a Specified Credit Facility shall include any MFL Financial Covenant or MFL Cure Right Provision and (i) such MFL Financial Covenant is not contained in this Agreement or (ii) such MFL Financial Covenant or MFL Cure Right Provision would be more beneficial to the holders of Notes than any analogous restriction, event of default, cure right or provision and related defined terms contained in this Agreement (any such restriction, event of default, cure right or provision, an “Additional Covenant”), then the Company shall provide a Most Favored Lender Notice to the holders of Notes; provided that, for the avoidance of doubt and without limiting the foregoing, the absence of an MFL Cure Right Provision in a Specified Credit Facility that has financial covenants that are the same as the financial covenants set forth in Section 10.7 (and have the same related definitions) would be more beneficial to the holders of Notes. Thereupon, unless waived in writing by the Required Holders within ten (10) Business Days after receipt of such notice by the holders of the Notes, such Additional Covenant (including any associated cure or grace period and related defined terms) shall be deemed automatically incorporated by reference into this Agreement, or in the case of the absence of an MFL Cure Right Provision in a Specified Credit Facility that has financial covenants that are the same as the financial covenants set forth in Section 10.7 (and have the same related definitions), the Cure Right set forth in this Agreement shall be deemed automatically removed from this Agreement, mutatis mutandis, as if set forth fully herein or so removed, without any further action required on the part of any Person, effective as of the date when such Additional Covenant became effective under such Specified Credit Facility. Thereafter, upon the request of any holder of a Note, the Company shall enter into any additional agreement or amendment to this Agreement reasonably requested by such holder evidencing any of the foregoing.

(b)
Any Additional Covenant (including any associated cure right, cure period or grace period and any associated defined term and all qualifications, limitations and exceptions thereto) incorporated into this Agreement pursuant to this Section 9.11 (herein referred to as an “Incorporated Covenant”) (i) shall be deemed automatically amended herein to reflect any subsequent waivers, supplements, modifications or amendments made to such Additional Covenant (including any associated cure right, cure period or grace period and any associated defined term and all qualifications, limitations and exceptions thereto) under the Specified Credit Facility that contains the relevant Additional Covenant; provided that if any Event of Default then exists (including in respect of such Incorporated Covenant) and the amendment of such Additional Covenant would result in such Additional Covenant being less restrictive on the Company, such Incorporated Covenant shall only be deemed automatically amended at such time as no Event of

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

Default then exists and (ii) shall be deemed automatically deleted from this Agreement at such time as such Additional Covenant is deleted or otherwise removed from the Specified Credit Facility, including if the Specified Credit Facility is terminated or otherwise no longer in effect; provided that, if an Event of Default then exists (including in respect of such Incorporated Covenant), such Incorporated Covenant shall only be deemed automatically deleted from this Agreement at such time as no Event of Default then exists; provided further, however, that, in the case of both clauses (i) and (ii) above, if any fee or other consideration shall be given to the lenders under such Specified Credit Facility for such amendment or deletion, the equivalent of such fee or other consideration (determined in the case of a fee as an equivalent proportion of outstanding commitments or principal amount as applicable) shall be given, pro rata, to the holders of the Notes. Upon the request of the Company, the holders of Notes shall (at the Company’s sole cost and expense) enter into any additional agreement or amendment to this Agreement requested by the Company evidencing the waiver, supplement, modification or amendment or deletion of any such Incorporated Covenant in accordance with the terms hereof (it being understood that such waiver, supplement, modification, amendment or deletion shall be deemed to be automatically effective whether or not such agreement or amendment is entered into). For the avoidance of doubt, no covenant, definition or default expressly set forth in this Agreement as of the date of this Agreement (or incorporated into this Agreement by an amendment or modification to this Agreement other than pursuant to this Section 9.11) shall be deemed to be amended or deleted in any manner to be less restrictive on the Company by virtue of the provisions of this Section 9.11.

Section 10. Negative Covenants.

From the date of this Agreement until the First Closing and thereafter, the Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transactions with any of its Affiliates, even if otherwise permitted under this Agreement, except:

(a)
transactions at prices and on terms and conditions, taken as a whole, not materially less favorable to the Company or such other Obligor other than in good faith is believed could be obtained on an arm’s-length basis from unrelated third parties;
(b)
transactions between or among the Company and any other Obligor not involving any other Affiliate;
(c)
Restricted Payments permitted by Section 10.6;
(d)
the Affiliate Agreements and the transactions provided in the Affiliate Agreements (as such agreements are amended, modified or supplemented from time to time in a manner not materially adverse to the holders of the Notes);

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(e)
transactions described or referenced on Schedule 10.1 (as such transactions may be amended, supplemented, restated or otherwise modified by notice from the Company to the holders of the Notes so long as (x) in the aggregate, payments by the Company and its Subsidiaries are not materially increased, or (y) such amendment, supplement, restatement or other modification is not materially adverse to the holders of the Notes);
(f)
any Investment that results in the creation of an Affiliate;
(g)
transactions between or among the Obligors and any Excluded Asset or any “downstream affiliate” (as such term is used under the rules promulgated under the Investment Company Act) company of an Obligor (i) at prices and on terms and conditions, taken as a whole, not materially less favorable to the Obligors than in good faith is believed could be obtained at the time on an arm’s-length basis from unrelated third parties or (ii) arising from, in connection with or related to Standard Securitization Undertakings;
(h)
the Company may issue and sell Equity Interests to its Affiliates;
(i)
transactions with one or more Affiliates permitted by any SEC exemptive order (as may be amended from time to time), exemptive rule or no action relief that a majority of the independent directors of the board of directors of the Company determines is reasonable and fair to the Company and does not involve overreaching of the Company on the part of the Affiliate;
(j)
any co-investment transaction to the extent not in violation of applicable law;
(k)
transactions between a Subsidiary that is not an Obligor and an Affiliate thereof that is not an Obligor;
(l)
transactions approved by a majority of the independent members of the board of directors of the Company;
(m)
the payment of compensation and reimbursement of expenses and indemnification and directors’ and officers’ insurance to officers and directors in the ordinary course of business;
(n)
transactions with or among any Portfolio Investment to the extent not otherwise prohibited under the terms of the analogous covenant set forth in the Bank Credit Facility;
(o)
employment, severance, indemnification or compensation plan, agreement or arrangement and the payment of compensation (including bonuses) and any similar plans, agreements, arrangements or payments;
(p)
provision of benefits (including retirement, health, equity and other benefits plans) and indemnification to officers, directors, employees and consultants and all like and similar arrangements;
(q)
transactions between or among the Obligors and any Excluded Asset (i) arising from, in connection with or related to Standard Securitization Undertakings; and (ii) arising from, in connection with or related to Back-to-Back Transactions to the extent not otherwise prohibited under the terms of the analogous covenant set forth in the Bank Credit Facility;

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(r)
any Permitted Advisor Loan; or
(s)
any transaction otherwise permitted under the terms of the analogous covenant set forth in the Bank Credit Facility.

Section 10.2. Merger, Consolidation, Fundamental Changes, Etc. The Company will not, nor will it permit any of its Subsidiaries (other than a Financing Subsidiary or an Immaterial Subsidiary) to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve or divide itself (or suffer any liquidation, dissolution or division). The Company will not reorganize under the laws of a jurisdiction other than any jurisdiction in the United States. The Company will not, nor will it permit any of its Subsidiaries (other than a Financing Subsidiary or an Immaterial Subsidiary) to, acquire any business or property from, or Capital Stock of, or be a party to any acquisition of, any Person, except for purchases or acquisitions of Investments and other assets in the normal course of the day-to-day business activities of the Company and its Subsidiaries and not in violation of the terms and conditions of this Agreement. The Company will not, nor will it permit any of its Subsidiaries (other than a Financing Subsidiary or an Immaterial Subsidiary) to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its assets, whether now owned or hereafter acquired, but excluding (i) any transaction permitted under Section 10.6, (ii) assets (other than Investments) sold or disposed of in the ordinary course of business (including to make expenditures of cash and Cash Equivalents in the normal course of the day-to-day business activities of the Company and its Subsidiaries), and (iii) subject to the provisions of clauses (d) and (e) below, Investments. The Company will not, nor will it permit any of its Subsidiaries to, file a certificate of division, adopt a plan of division or otherwise take any action to effectuate a division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to applicable law with respect to any corporation, limited liability company, partnership or other entity).

Notwithstanding the foregoing provisions of this Section 10.2:

(a)
any Obligor may be merged or consolidated with or into the Company or any other Subsidiary Guarantor; provided that if any such transaction shall be between a Subsidiary Guarantor and a wholly owned Subsidiary Guarantor, the wholly owned Subsidiary Guarantor shall be the continuing or surviving entity;
(b)
any Obligor may sell, lease, transfer (including a deemed transfer resulting from a division or plan of division) or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any wholly owned Subsidiary Guarantor of the Company;
(c)
the Capital Stock of any Subsidiary of the Company may be sold, transferred (including a deemed transfer resulting from a division or plan of division) or otherwise disposed of (including by way of consolidation or merger) (i) to the Company or any wholly owned Subsidiary Guarantor of the Company or (ii) so long as such transaction results in an Obligor receiving the proceeds of such disposition, to any other Person;

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(d)
the Obligors may sell, transfer (including a deemed transfer resulting from a division or plan of division) or otherwise Dispose of Investments so long as on a pro forma basis giving effect to such sale, transfer or disposition, the Company is otherwise in compliance with Section 10.7;
(e)
the Company may merge or consolidate with, or acquire all or substantially all of the assets of, any other Person so long as (i) the Company is the continuing or surviving entity in such transaction and (ii) at the time thereof and after giving effect thereto and to any Concurrent Transaction, no Default or Event of Default shall have occurred or be continuing; provided that, in no event shall the Company enter in any transaction of merger or consolidation or amalgamation, or effect any internal reorganization, if the surviving entity would be organized under any jurisdiction other than a jurisdiction of the United States;
(f)
the Company and each of the Subsidiary Guarantors may sell, lease, transfer (including a deemed transfer resulting from a division or plan of division) or otherwise dispose of equipment or other property or assets that do not consist of Portfolio Investments so long as the aggregate amount of all such sales, leases, transfer and dispositions does not exceed $10,000,000 in any fiscal year;
(g)
the Company may transfer assets to an Excluded Asset or a Unrestricted Subsidiary for the sole purpose of facilitating the transfer of assets (x) from one Excluded Asset or Unrestricted Subsidiary (or a Subsidiary that was an Excluded Asset or a Unrestricted Subsidiary immediately prior to such disposition) to another Excluded Asset or Unrestricted Subsidiary, directly or indirectly through such Obligor (such assets, the “Transferred Assets”); provided that such transfer is not prohibited by the terms of the analogous covenant set forth in the Bank Credit Facility;
(h)
the Company or any other Obligor may merge or consolidate with, or acquire all or substantially all of the assets of, any other Person so long as the successor formed by such consolidation or acquisition or the survivor of such merger, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company or any such other Obligor is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; (iii) each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time; (iv) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (v) the surviving company shall have provided the holders of the Notes evidence that the then current Rating of the Notes shall, after giving effect to such merger, consolidation, conveyance, sale, lease, transfer or other disposition of all or substantially all of the assets, have been reaffirmed;

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(i)
the Company or the other Obligors may dissolve or liquidate any Subsidiary Guarantor so long as in connection with such dissolution or liquidation, any and all of the assets of such Subsidiary Guarantor shall be distributed or otherwise transferred to an Obligor;
(j)
the Company may deposit and use cash to purchase shares of common stock of the Company in connection with a Tender Offer or otherwise to the extent such purchase would, at the time approved by the board of directors of the Company, not be prohibited by the terms of the analogous covenant set forth in the Bank Credit Facility; and
(k)
this Section 10.2 shall not prohibit any merger, consolidation, amalgamation, liquidation or dissolution permitted by the terms of the analogous covenant set forth in the Bank Credit Facility.

Section 10.3. Line of Business. The Company will not and will not permit any of its Subsidiaries to engage in any business in a manner that would violate the Company’s Investment Policies in any material respect.

Section 10.4. Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person or Canada Blocked Person), own or control a Blocked Person or Canada Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any Affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws or Canadian Economic Sanctions Laws.

Section 10.5. Liens. The Company will not and will not permit any other Obligor to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Company or any such Obligor, whether now owned or held or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof (which, for the avoidance of doubt, shall not include participations in Investments), except:

(a)
any Lien on any property or asset of any Obligor existing on the Effective Date and set forth in Schedule 10.5, provided that (i) no such Lien shall extend to any other property or asset of such Obligor (other than proceeds thereof or accessions, replacements, additions or improvements thereto or after-acquired property) and (ii) any such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(b)
Liens on assets securing other obligations in an aggregate principal amount at any time outstanding not to exceed $10,000,000;
(c)
Liens on Special Equity Interests included in Investments of the Company but only to the extent securing obligations in the manner provided in the definition of “Special Equity Interests”;

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(d)
Liens securing Indebtedness or other obligations permitted by the analogous covenant set forth in the Bank Credit Facility;
(e)
[reserved];
(f)
Permitted Liens;
(g)
Liens on the direct ownership or economic interests of any Obligor in an Excluded Asset or a Non-Consolidated Subsidiary to secure obligations owed to a creditor (or to such creditor’s assignee) of such Excluded Asset or Non-Consolidated Subsidiary;
(h)
Liens securing Hedging Agreements or Liens incurred in connection with any Hedging Agreement;
(i)
any Lien on margin stock;
(j)
Liens on an Obligor’s Equity Interests in any SBIC Subsidiary created in favor of the SBA or its designee and Liens on Equity Interests in any Unrestricted Subsidiary in favor of and required by any lender providing third party financing to such Unrestricted Subsidiary;
(k)
Liens existing on any property or asset prior to the acquisition thereof by the Company or another Obligor; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets (other than proceeds thereof or accessions thereto) of the Company or such Obligor;
(l)
any Lien imposed as a result of a taking under the exercise of the power of eminent domain by any governmental body or by any Person acting under Governmental Authority;
(m)
Liens on assets securing Contingent Secured Indebtedness; and
(n)
Liens on assets securing Indebtedness so long as, after giving pro forma effect to such Liens, the Company is in compliance with Section 10.7.

Section 10.6. Restricted Payments. The Company will not, nor will it permit any other Obligor to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that any Obligor may declare and pay:

(a)
dividends with respect to the capital stock of the Company to the extent payable solely in additional shares of the Company’s stock, which may include a combination of cash (in lieu of partial shares) and stock;
(b)
dividends and distributions in either case in cash or other property (excluding for this purpose the Company’s common stock) in or with respect to any taxable year (or any calendar year, as relevant) of the Company in amounts not to exceed 110% of the higher of (x) the net investment income of the Company for the applicable year determined in accordance with GAAP and as specified in the annual financial statements most recently delivered pursuant to Section 7.1(b) and (y) the amount that is estimated in good faith by the Company to allow the Company (i) to satisfy the minimum distribution requirements imposed by Section 852(a) of the Code (or

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any successor thereto) to maintain the Company’s eligibility to be taxed as a RIC for any such taxable year, (ii) to reduce to zero (0) for any such taxable year its liability for federal income taxes imposed on (A) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (B) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) to avoid federal excise taxes for such taxable year (or for the previous taxable year) pursuant to Section 4982 of the Code (or any successor thereto);
(c)
other Restricted Payments, so long as after giving pro forma effect to such Restricted Payments, no Default or Event of Default shall have occurred and be continuing and the Company is in compliance with Section 10.7;
(d)
any settlement in respect of a conversion feature in any convertible security that may be issued by the Company to the extent made through the delivery of common stock (except in the case of interest (which may be payable in cash));
(e)
Restricted Payments to the Company or any Subsidiary or, other than the Company, to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests;
(f)
Restricted Payments to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and salary, bonus and other benefits payable to directors, officers, employees, members of management, managers and/or consultants of any Obligor or any of its subsidiaries) and franchise fees and franchise taxes and similar fees, taxes and expenses required to enable the recipient of such Restricted Payment to maintain its organizational existence or qualification to do business, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of any such recipient, in each case, to the extent attributable to the ownership or operations of the Company and its subsidiaries;
(g)
Restricted Payments to finance or acquire any investment permitted hereunder;
(h)
Restricted Payments to pay salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any Obligor or any of its subsidiaries;
(i)
Restricted Payments for the repurchase, redemption, retirement or other acquisition or retirement for value of Equity Interests of the Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate thereof) of the Company or any subsidiary upon the death, disability or termination of employment of such employee, director, member of management, officer, manager or consultant;
(j)
Restricted Payments (i) to enable the recipient of such Restricted Payment to make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of such recipient and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar taxes payable by any future, present or former officers, directors, employees, members

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

of management, managers or consultants of the Company or any of its subsidiaries and/or (B) repurchases of stock, units or interests in consideration of the payments described in sub-clause (A) above, including demand repurchases in connection with the exercise of stock options;
(k)
Restricted Payments for the repurchase of Equity Interests upon the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests if such Equity Interests represents all or a portion of the exercise price of, or tax withholdings with respect to, such warrants, options or other securities convertible into or exchangeable for Equity Interests as part of a “cashless” exercise;
(l)
to the extent constituting a Restricted Payment, any other transaction permitted under Section 10;
(m)
any dividend or consummation of any redemption within 60 days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend or redemption notice would have complied with the provisions hereof;
(n)
Restricted Payments solely in the form of Qualified Equity Interests; and
(o)
any Restricted Payments permitted by the analogous covenant set forth in the Bank Credit Facility.

Nothing herein shall be deemed to prohibit the payment of Restricted Payments by any Subsidiary Guarantor to (i) the Company or to any other Subsidiary Guarantor or (ii) on a pro rata basis, any class of its equityholders.

For the avoidance of doubt, (1) the Company shall not declare any dividend to the extent such declaration violates the provisions of the Investment Company Act that are applicable to it and (2) the determination of the amounts referred to in paragraph (b) above shall be made separately for the taxable year of the Company and the calendar year of the Company, and the limitation on dividends or distributions imposed by such paragraph (b) shall apply separately to the amounts so determined.

Section 10.7. Certain Financial Covenants.

(a)
Minimum Shareholders’ Equity. The Company will not permit its Shareholders’ Equity at the last day of any fiscal quarter to be less than the greater of (i) $370,000,000 and (ii) an amount equal to the sum of (A) $370,000,000 plus (B) 25% of the net proceeds of the sale of Equity Interests of the Company after September 5, 2025 (other than proceeds (1) of sales of Equity Interests by and among the Company and its Subsidiaries and (2) of any distribution or dividend reinvestment plan) minus (C) the aggregate amount paid for Equity Interests of the Company redeemed, bought back or purchased by the Company after September 5, 2025.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(b)
Asset Coverage Ratio. The Company will not permit the Asset Coverage Ratio as of the last Business Day of any fiscal quarter to be less than 1.50:1.00.
(c)
Cure Right. If, within thirty (30) calendar days after delivery of an officer’s certificate delivered pursuant to Section 7.2(a), which certificate demonstrates (i) a Financial Covenant Default and (ii) an Asset Coverage Ratio not less than 1.35:1.00, the Company may present the holders of the Notes with a reasonably feasible plan for the Company to offer or sell Equity Interests or raise or pay off or satisfy Indebtedness of the Company or any of its subsidiaries (the “Cure Right”), the proceeds of which shall be deemed received (and/or the payoff or satisfaction of debt shall be deemed to have occurred) immediately prior to such default and used immediately prior to such default as specified in such plan to enable such Financial Covenant Default to be cured within one hundred eighty (180) calendar days after the end of the applicable quarter or fiscal year to which such officer’s certificate relates, then, once such plan is submitted, the Company shall be deemed to have complied with the relevant covenant under Section 10.7 that gave rise to such Financial Covenant Default as of the relevant date of determination and each subsequent fiscal quarter within such one hundred eighty (180) day period with the same effect as though there had been no failure to comply therewith at such date, and the applicable Financial Covenant Default that had occurred shall be deemed cured for each such subsequent fiscal quarter for the purposes of this Agreement; provided, that if the transaction specified in such plan is not consummated within such one hundred eighty (180) day period, it shall constitute an immediate Event of Default. Notwithstanding anything herein to the contrary, (i) no more than two (2) Cure Rights may be exercised during the term of this Agreement, and (ii) the Cure Right shall not be exercised in any two (2) consecutive fiscal quarters (for the avoidance of doubt, the Cure Right shall not be deemed to have been exercised in any subsequent fiscal quarter within any applicable one hundred eighty (180) day cure period).

The holders of the Notes agree that from and after their receipt of notice from the Company of its intent to exercise the Cure Right in respect of any Financial Covenant Default in accordance with this Section 10.7(c), no holder of the Notes shall accelerate its Notes or exercise any of its rights or remedies pursuant to Section 12 solely on the basis of the occurrence and continuance of such Financial Covenant Default during the period from the date of delivery of such notice and until the date that is one hundred eighty (180) calendar days after the expiration of the end of the applicable quarter or fiscal year to which such officer’s certificate relates.

Section 11. Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)
the Company defaults in the payment of any principal, Make-Whole Amount or Prepayment Settlement Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)
the Company defaults in the payment of any interest to which it has knowledge on any Note for more than five (5) Business Days after the same becomes due and payable; or

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(c)
(i) subject to Section 10.7(c), the Company defaults in the performance of or compliance with any term contained in Section 10.7(a) or any Incorporated Covenant or (ii) any covenant in a Supplement which specifically provides that it shall have the benefit of this paragraph (c); or
(d)
the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)), in any Supplement or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
(e)
(i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any Supplement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or in any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made and such failure, if capable of cure, shall continue unremedied for a period of ten (10) Business Days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(e)); after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(e)), the Company may cure any Default or Event of Default arising solely from the delivery of any certificate or report with an inaccuracy, by delivering within three (3) Business Days after knowledge by the Company thereof a corrected certificate or report so long as (i) any issuance of Additional Notes, sale, disposition or other action of the Company or any Subsidiary that was taken in reliance on such certificate or report containing such inaccuracy would have also been permitted hereunder if such issuance of Additional Notes, sale, disposition or other action had been taken in reliance on the corrected certificate or report and (ii) the Company did not have knowledge of such inaccuracy at the time such certificate or report that included such inaccuracy was delivered; or
(f)
(i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness for borrowed money that is outstanding in an aggregate principal amount of at least $75,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any other term of any evidence of any Indebtedness for borrowed money (including any indenture or mortgage) in an aggregate outstanding principal amount of at least $75,000,000 (or its equivalent in the relevant currency of payment) or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of such Indebtedness to convert such Indebtedness into equity interests), the Company or any Subsidiary has become obligated to purchase or repay Indebtedness for borrowed money before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $75,000,000 (or its equivalent in the relevant currency of payment); provided that this clause (f) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; (2) convertible debt that becomes due as a result of a conversion or redemption event, other than as a result of an “event of default” (as defined in the documents governing such convertible debt); or (3) Indebtedness that has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment as a consequence of events which constitute a Change in Control; or
(g)
the Company or any Subsidiary (other than Immaterial Subsidiaries) (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(h)
a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries (other than Immaterial Subsidiaries), a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within sixty (60) days; or
(i)
any event occurs with respect to the Company or any Subsidiary (other than Immaterial Subsidiaries) which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or
(j)
one or more final judgments or orders for the payment of money aggregating in excess of $75,000,000 (or its equivalent in the relevant currency of payment) (to the extent not covered by independent third-party insurance or by an enforceable indemnity) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(k)
if (i) any Pension Plan shall fail to satisfy the minimum funding standards of section 303 of ERISA or section 430 of the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Pension Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Pension Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Pension Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Pension Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) the Company or Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or
(l)
(i) any Subsidiary Guaranty shall cease to be in full force and effect in any material respect, (ii) any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or (iii) the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty, except in any case above in connection with a transaction permitted hereunder.

Section 12. Remedies on Default, Etc.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)
If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(c)
If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Holder Action. Each Purchaser and each holder of a Note agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against the Company or any Subsidiary Guarantor or any Subsidiary under this Agreement or any of the Notes (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any property of any Obligor, except as provided in Section 12.1(c), without the prior written consent of the Required Holders. The provisions of this Section 12.2 are for the sole benefit of the holders of the Notes and shall not afford any right to, or constitute a defense available to, the Obligors.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount that are due and payable and are unpaid other than by reason of such declaration, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay on demand such further amount as shall be sufficient to cover all reasonable and documented out-of-pocket costs and expenses of one firm of outside counsel reasonably acceptable to each holder of the Notes for all of the holders of the Notes collectively incurred in any enforcement or collection under this Section 12.

Section 13. Registration; Exchange; Substitution of Notes.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes.

(a)
Subject to clause (b) below, any registered holder of a Note or a Purchaser (an “Assigning Party”) may assign to one or more assignees (an “Assignee”) all or a portion of its rights and obligations under its Note and/or under this Agreement.
(b)
Any such assignment or transfer shall be subject to the following conditions: (i) the Assigning Party shall deliver to the Company a written instrument of transfer duly executed by the Assigning Party or such Assigning Party’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof; provided, that in the event the Assigning Party shall assign or transfer to a Private Placement Agent which holds the Notes only in connection with its role as an intermediary in the prompt and expeditious sale in accordance with customary financial market conditions to another purchasing Institutional Investor, the Assigning Party may instruct such Private Placement Agent to direct the Assignee to provide the Company, in writing, the relevant name, address and other information for notices of such Assignee; (ii) if no Event of Default under clause (a), (b), (g) or (h) of Section 11 has occurred and is continuing, the Company has consented to such assignment (which consent shall not be unreasonably withheld) (provided that the Company’s consent shall always be required for an assignment or transfer to a Competitor); (iii) the Assignee shall have made the representations set forth in Section 6 (other than those in Section 6.3(e) and (f) and Sections 6.8, 6.9 and 6.10) to the Company; (iv) an exemption from registration of the Notes under the Securities Act is available; and (v) if requested by the Company, the Assigning Party shall have delivered to the Company such certifications or other evidence to determine that such assignment or transfer is being made in compliance with the Securities Act and applicable state securities laws.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(c)
Upon satisfaction of the conditions set forth in clause (b) above and upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten (10) Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (and of the same tranche if such Series has separate tranches) (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1(a), Schedule 1(b), Schedule 1(c), or Schedule 1(d), as applicable, or attached to the applicable Supplement with respect to any Additional Notes. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a tranche or Series, one Note of such tranche or Series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6 (other than those in Section 6.3(e) and (f) and Sections 6.8, 6.9 and 6.10). Notwithstanding any other provision hereof, if a transferee, in connection with giving the representation set forth in Section 6.2, is required to make disclosure under Section 6.2(c), (d), (e) or (g), then no transfer of Notes shall be effective without the prior written consent of the Company, which consent, as to these matters, shall not be withheld if the Company reasonably determines that it is able to conclude (taking into account the specifics of the applicable disclosure) that the transfer of the Notes to the transferee would not constitute a transaction that is subject to the prohibitions of Section 406(a) of ERISA or in connection with which a tax could be imposed under Section 4975 of the Code. If a transferee is using a source of funds set forth in Section 6.2(d), the Company may assume that Part I(f) of PTE 84-14 is satisfied.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation in the form of a lost note affidavit), and

(a)
in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or Additional Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(b)
in the case of mutilation, upon surrender and cancellation thereof,

within ten (10) Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series (and of the same tranche if such Series has separate tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14. Payments on Notes.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Prepayment Settlement Amount, if any, or Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Company in such jurisdiction. The Company (or its agent or sub-agent) may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company, the principal office of the Company’s agent or sub-agent in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Payment by Wire Transfer. So long as any Purchaser or Additional Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company (or its agent or sub-agent) will pay all sums becoming due on such Note for principal, Make-Whole Amount, Prepayment Settlement Amount, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule or, in the case of any Additional Purchaser, Schedule A attached to any Supplement to which such Additional Purchaser is a party or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or Additional Purchaser or its nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same Series and tranche pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser or Additional Purchaser under this Agreement or any Supplement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3. Tax Forms. Any holder that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Note shall deliver to the Company, at the time or times reasonably requested by the Company, such properly completed and executed documentation reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any holder, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

or reasonably requested by the Company as will enable the Company to determine whether or not such holder is subject to backup withholding or information reporting requirements (including FATCA). Without limiting the generality of the foregoing, any holder that is a United States Person shall deliver to the Company on or before the date on which such holder obtains a Note (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-9 certifying that such holder is exempt from U.S. federal backup withholding tax. Any holder that is a not United States Person shall deliver to the Company on or before the date on which such holder obtains a Note (and from time to time thereafter upon the reasonable request of the Company), executed copies of the applicable IRS Form W-8 and any documentation prescribed by applicable law as a basis for claiming exemption (if any) from or a reduction (if any) in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made. If a payment made to a holder under any Note would be subject to U.S. federal withholding tax imposed by FATCA if such holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such holder shall deliver to the Company at the time or times prescribed by law and at such time or times reasonably requested by the Company such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. For purposes of this Section 14.3, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Section 15. Expenses, Etc.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and documented out-of-pocket costs and expenses (but limited, in the case of attorneys’ fees and expenses, to the reasonable and documented out-of-pocket attorneys’ fees of one special counsel (reasonably acceptable to each Purchaser, any Additional Purchaser and each other holder of a Note) for, collectively, the Purchasers (and Additional Purchasers under any Supplement) and each other holder of a Note, taken as a whole, and, if reasonably required by the Required Holders, one local counsel (reasonably acceptable to each Purchaser, any Additional Purchaser and each other holder of a Note) in each relevant jurisdiction for all such holders, taken as a whole) incurred by the Purchasers, the Additional Purchasers, if any, and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including any Supplement), any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (including any Supplement), any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary Guarantor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

filing of this Agreement and all related documents and financial information with the SVO, provided, that such costs and expenses under this clause (c) shall not exceed $3,500 per tranche. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser, each Additional Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or an Additional Purchaser, or other holder in connection with its purchase of the Notes), and (ii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (but limited, in the case of attorneys’ fees and expenses, to the reasonable and documented out-of-pocket attorneys’ fees of one special counsel for, collectively, the Purchasers, the Additional Purchasers, if any, and each other holder of a Note, taken as a whole) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company, in each case, other than any such judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation that resulted from (x) the bad faith, gross negligence or willful misconduct or breach of this Agreement or any Note by such Purchaser, Additional Purchaser or such holder of a Note or (y) a claim between a Purchaser, an Additional Purchaser, or a holder of a Note, on the one hand, and any other Purchaser, Additional Purchaser or holder of a Note, on the other hand (other than claims arising out of any act or omission by the Company and/or its Affiliates). Notwithstanding anything to the contrary, the Company shall not be liable to a Purchaser, an Additional Purchaser, or a holder of a Note for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of the transactions contemplated hereunder or under the Subsidiary Guaranty or any Note asserted by a Purchaser, an Additional Purchaser, or a holder of a Note against the Company or any of its Affiliates.

Section 15.2. Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement (including any Supplement), or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement (including any Supplement), or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment, or waiver of any provision of this Agreement, any Supplement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

Section 16. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any Additional Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser or Additional Purchaser, as the case may be, and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17. Amendment and Waiver.

Section 17.1. Requirements.

(a)
Amendments. Except as expressly set forth herein, this Agreement (including any Supplement) and each Series or tranche of Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:
(1)
no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof or the corresponding provision of any Supplement, or any defined term (as it is used in any such Section or such corresponding provision of any Supplement), will be effective as to any Purchaser or Additional Purchaser unless consented to by such Purchaser or Additional Purchaser in writing;
(2)
no amendment or waiver may, without the written consent of each Purchaser directly and adversely affected thereby, Additional Purchaser directly and adversely affected thereby and the holder of each Note directly and adversely affected thereby at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the applicable Series or tranche of Notes held by such Purchaser, Additional Purchaser or holder or (y) the Make-Whole Amount or Prepayment Settlement Amount, in each case, with respect to such Series and/or tranche of Notes, (ii) change the percentage of the principal amount of such Series and/or tranche of Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 (or such corresponding provision of any Supplement)) and Section 11(a), 11(b), 12, 17 or 20. In addition, whenever an amendment or waiver requires the consent of each Purchaser “directly and adversely affected” thereby, such amendment or waiver shall, upon the consent of such Purchaser, become effective as to such Purchaser whether or not it becomes effective as to any other Purchaser, so long as the Required Holders have consented to such amendment or waiver as provided above; and

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(3)
no amendment or waiver may, without the written consent of each Affiliated Holder, affect any Affiliated Holder more adversely than any other affected Purchasers, Additional Purchasers or other holders of each Note.
(b)
Supplements. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more Series of Additional Notes consistent with, and in compliance with, Sections 2.2 and 4.14 hereof without obtaining the consent of any holder of any other Series of Notes.

Section 17.2. Solicitation of Holders of Notes.

(a)
Solicitation. The Company will provide each Purchaser and holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser or such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Supplement or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each Purchaser and holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.
(b)
Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof, or of any Supplement, any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser or holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.
(c)
Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all Purchasers or holders of Notes and is binding upon them and upon each future Purchaser or holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

consequent thereon. No course of dealing between the Company and any Purchaser or any holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or any holder of such Note.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of all or the requisite percentage of the aggregate principal amount of Notes or affected Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of all or a specified percentage of the aggregate principal amount of Notes or affected Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding except with relation to any amendment, waiver or consent pursuant to Section 17.1(a)(1), (2) or (3).

Section 18. Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy to any Person who has provided its telecopy number in its notice instructions, if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested or priority or express mail with on-line tracking service available (postage prepaid), (c) by an internationally recognized overnight delivery service with on-line tracking service available (charges prepaid) or (d) by e-mail, provided, that, in the case of this clause (d), upon written request of any holder to receive paper copies of such notices or communications, the Company will promptly deliver such paper copies to such holder. Any such notice must be sent:

(i)
if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing;
(ii)
if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing;
(iii)
if to the Company, to the Company at Vista Credit Strategic Lending Corp., 50 Hudson Yards, Floor 77, New York, New York, Attention: Ross Teune (vcpfinancebdc@vistaequitypartners.com) (Telephone No. (212) 804-9100), or at such other address as the Company shall have specified to the holder of each Note in writing, in each case, with a copy (which shall not constitute notice) to: Dechert LLP, Three Bryant Park, 1095 Avenue of the Americas, New York, New York 10036, Attn: Jay Alicandri, Telephone: (212) 698-3599, Email: jay.alicandri@dechert.com; or
(iv)
if to an Additional Purchaser or such Additional Purchaser’s nominee, to such Additional Purchaser or such Additional Purchaser’s nominee at the address specified for such communications in Schedule A to any Supplement, or at such other address as such Additional Purchaser or such Additional Purchaser’s nominee shall have specified to the Company in writing.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

Notices under this Section 18 will be deemed given only when actually received. Notwithstanding anything to the contrary contained herein, any notice to be given by the Company (other than an officer’s certificate) may be delivered by an agent or sub-agent of the Company.

Section 19. Reproduction of Documents.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser or Additional Purchaser at the applicable Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or Additional Purchaser, may be reproduced by such Purchaser or Additional Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser or Additional Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or Additional Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20. Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser or Additional Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any Supplement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or Additional Purchaser as being confidential information of the Company or such subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or Additional Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or Additional Purchaser or any Person acting on such Purchaser’s or Additional Purchaser’s behalf, (c) otherwise becomes known to such Purchaser or Additional Purchaser other than through disclosure by the Company or any subsidiary or (d) constitutes financial statements delivered to such Purchaser or Additional Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser or Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or Additional Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser and Additional Purchaser, provided that such Purchaser or Additional Purchaser may deliver or disclose Confidential Information to (i) its affiliates (who are not Competitors) and its and their respective directors, officers, employees (legal and contractual), agents, attorneys, trustees and partners (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes) and such disclosure is made on a confidential basis, (ii) its auditors, financial advisors, investment advisors and other professional advisors (collectively, the “Related Persons”), and in the case of any Purchaser, Additional Purchaser or holder of any Note that is a Related Fund, to its investors and

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

partners (who are Institutional Investors) and their Related Persons, in each case under this clause (ii), who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser or Additional Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s or Additional Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or Additional Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser or Additional Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or Additional Purchaser may reasonably determine such delivery and disclosure to be necessary in the enforcement or for the protection of the rights and remedies under such Purchaser’s or Additional Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or Additional Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or Additional Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Section 21. Substitution of Purchaser.

Each Purchaser or Additional Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or Additional Purchaser or any one of such other Purchaser’s or Additional Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser or Additional Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21) or any Additional Purchaser in any Supplement, shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser or Additional Purchaser, as the case may be. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder or any Additional Purchaser in any Supplement and such Substitute Purchaser thereafter transfers to

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

such original Purchaser or Additional Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser or Additional Purchaser, as the case may be, and such original Purchaser or Additional Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22. Miscellaneous.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) permitted hereby, whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2. Accounting Terms. (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10, the definition of “Indebtedness” and any Incorporated Covenant), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(b)
If the Company notifies the holders of the Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Company and the holders of the Notes agree to enter into negotiations in good faith in order to amend such provisions of this Agreement so as to equitably reflect such change to comply with GAAP with the desired result that the criteria for evaluating the Company’s financial condition shall be the same after such change to comply with GAAP as if such change had not been made; provided, however, until such amendments to equitably reflect such changes are effective and agreed to by the Company and the Required Holders (or until such notice shall have been withdrawn), the Company’s compliance with such financial covenants shall be determined on the basis of GAAP as in effect and applied immediately before such change in GAAP becomes effective.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(c)
All leases that are or would have been treated as operating leases for purposes of GAAP prior to the issuance on February 25, 2016 of the Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for the purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to this Agreement.

Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument, law, statute, regulation, form or other document herein shall be construed as referring to such agreement, instrument, law, statute, rule, regulation, form or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

Except as otherwise specified herein, if the payment of any obligation or the performance of any action, covenant, duty or obligation under this Agreement is stated to be due or performed on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

Section 22.5. Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement or any Supplement and all documents relating thereto (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement and all documents relating thereto (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and all documents relating thereto (other than the Notes) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Electronic Commerce Security Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company and each Purchaser irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company and each Purchaser and Additional Purchaser irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)
The Company and each Purchaser and Additional Purchaser agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

(c)
The Company and each Purchaser and Additional Purchaser consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested or on-line tracking service available, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company and each Purchaser and Additional Purchaser agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt or on-line confirmation of delivery furnished by the United States Postal Service or any reputable commercial delivery service.
(d)
Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(e)
The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

* * * * *

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

VISTA CREDIT STRATEGIC LENDING CORP.

By	/s/ Ross Teune
	Name:	Ross Tenue
	Title:	Chief Financial Officer

[Signature Page to Note Purchase Agreement]

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

SECURITY BENEFIT LIFE INSURANCE COMPANY

By	/s/ Jake Borchert
	Name:	Jake Borchert
	Title:	Associate – IG Corporate Credit

[Signature Page to Note Purchase Agreement]

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

SUN LIFE HONG KONG LIMITED

By	/s/ Yvonne YY Lai
	Name:	Yvonne YY Lai
	Title:	AVP, Portfolio Management

[Signature Page to Note Purchase Agreement]

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

SUN LIFE ASSURANCE COMPANY OF CANADA, acting through its U.S. Branch

By	/s/ David Belanger
	Name:	David Belanger
	Title:	Managing Director

By	/s/ Jeffrey S. Krunnfusz
	Name:	Jeffrey S. Krunnfusz
	Title:	Senior Director

AXIS SPECIALTY INSURANCE LIMITED

By:	Sun Life Capital Management (U.S. LLC), its Investment Adviser

By	/s/ David Belanger
	Name:	David Belanger
	Title:	Managing Director

By	/s/ Jeffrey S. Krunnfusz
	Name:	Jeffrey S. Krunnfusz
	Title:	Senior Director

[Signature Page to Note Purchase Agreement]

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

NDG I, LLC

By:	Sun Life Capital Management (U.S. LLC), its Investment Adviser

By	/s/ David Belanger
	Name:	David Belanger
	Title:	Managing Director

By	/s/ Jeffrey S. Krunnfusz
	Name:	Jeffrey S. Krunnfusz
	Title:	Senior Director

[Signature Page to Note Purchase Agreement]

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

BROTHERHOOD MUTUTAL INSURANCE COMPANY

By:	Sun Life Capital Management (U.S. LLC), its Investment Adviser

By	/s/ David Belanger
	Name:	David Belanger
	Title:	Managing Director

By	/s/ Jeffrey S. Krunnfusz
	Name:	Jeffrey S. Krunnfusz
	Title:	Senior Director

EVEREN INVESTMENT LTD.

By:	Sun Life Capital Management (U.S. LLC), its Investment Adviser

By	/s/ David Belanger
	Name:	David Belanger
	Title:	Managing Director

By	/s/ Jeffrey S. Krunnfusz
	Name:	Jeffrey S. Krunnfusz
	Title:	Senior Director

[Signature Page to Note Purchase Agreement]

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

ENDURANCE ASSURANCE CORPORATION

By:	Sun Life Capital Management (U.S. LLC), its Investment Adviser

By	/s/ David Belanger
	Name:	David Belanger
	Title:	Managing Director

By	/s/ Jeffrey S. Krunnfusz
	Name:	Jeffrey S. Krunnfusz
	Title:	Senior Director

[Signature Page to Note Purchase Agreement]

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MUTUAL INSURANCE COMPANY OF ARIZONA

By:	Sun Life Capital Management (U.S. LLC), its Investment Adviser

By	/s/ David Belanger
	Name:	David Belanger
	Title:	Managing Director

By	/s/ Jeffrey S. Krunnfusz
	Name:	Jeffrey S. Krunnfusz
	Title:	Senior Director

[Signature Page to Note Purchase Agreement]

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By	/s/ Chris Hume
	Name:	Chris Hume
	Title:	Senior Portfolio Manager, Private Credit, NLG Capital, Inc.

NATIONAL LIFE INSURANCE COMPANY

By	/s/ Chris Hume
	Name:	Chris Hume
	Title:	Senior Portfolio Manager, Private Credit, NLG Capital, Inc.

[Signature Page to Note Purchase Agreement]

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

GREAT AMERICAN INSURANCE COMPANY OF NEW YORK

By	/s/ Stephen C. Beraha
	Name:	Stephen C. Beraha
	Title:	Assistant Vice President

GREAT AMERICAN RISK SOLUTIONS SURPLUS LINES INSURANCE COMPANY

By	/s/ Stephen C. Beraha
	Name:	Stephen C. Beraha
	Title:	Assistant Vice President

GREAT AMERICAN CONTEMPORARY INSURANCE COMPANY

By	/s/ Stephen C. Beraha
	Name:	Stephen C. Beraha
	Title:	Assistant Vice President

[Signature Page to Note Purchase Agreement]

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MID-CONTINENT CASUALTY COMPANY

By	/s/ Stephen C. Beraha
	Name:	Stephen C. Beraha
	Title:	Assistant Vice President

NATIONAL INTERSTATE INSURANCE COMPANY

By	/s/ Stephen C. Beraha
	Name:	Stephen C. Beraha
	Title:	Assistant Vice President

[Signature Page to Note Purchase Agreement]

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

FEDERAL LIFE INSURANCE COMPANY

By:	Bain Capital Insurance Solutions, LP
Its investment manager

By:	Bain Capital Credit, LP
Its sub-advisor

By	/s/ Kevin Gallagher
	Name:	Kevin Gallagher
	Title:	Head of Investment and Trade Operations, Bain Capital Credit

[Signature Page to Note Purchase Agreement]

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

PAN-AMERICAN LIFE INSURANCE COMPANY

By	/s/ Lisa Baudot
	Name:	Lisa Baudot
	Title:	Senior Vice President & Chief Investment Officer

[Signature Page to Note Purchase Agreement]

VISTA CREDIT STRATEGIC LENDING CORP.	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

CERES LIFE INSURANCE COMPANY

By	/s/ Lawrence Cutler
	Name:	Lawrence Cutler
	Title:	Authorized Signatory

[Signature Page to Note Purchase Agreement]

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptable Rating Agency” means an NRSRO.

“Additional Covenant” is defined in Section 9.11.

“Additional Note Closing” is defined in Section 3.2 of this Agreement.

“Additional Notes” is defined in Section 2.2.

“Additional Purchasers” means purchasers of Additional Notes.

“Affiliate” means, with respect to a specified Person at any time, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified at such time. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company. Anything herein to the contrary notwithstanding, the term “Affiliate” shall not include any Person that constitutes an Investment held by any Obligor or Excluded Asset in the ordinary course of business; provided that the term “Affiliate” shall include any Unrestricted Subsidiary.

“Affiliate Agreements” means the agreements listed on Schedule 10.1 hereto.

“Affiliated Holder” is defined in the definition of “Required Holders”.

“Agreement” means this Master Note Purchase Agreement, including all Supplements and all Schedules and Exhibits attached to this Agreement (including all Schedules and Exhibits attached to any Supplement), as each may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 and any similar provisions of the Criminal Code (Canada).

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act and any similar provisions of the Criminal Code (Canada).

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis for the Company and its subsidiaries, without duplication, of (a) the value of total assets of the Company and its subsidiaries, less all liabilities and Indebtedness not represented by Senior Securities of the Company and its subsidiaries, to (b) the aggregate amount of Senior Securities representing Indebtedness (including the Notes) in each case, as determined pursuant to the Investment

Company Act and any orders, declarations, opinions, relief or letters issued by the SEC or any other government or regulatory authority.

“Assignee” is defined in Section 13.2(a).

“Assigning Party” is defined in Section 13.2(a).

“Back-to-Back Transaction” means, a transaction where (i) an Obligor originates or acquires an Investment, (ii) such Obligor immediately transfers in full or sells a participation interest in all or any portion of such Investment to an Excluded Asset and (iii) the purchase price paid by such Excluded Asset to such Obligor in respect of such Investment (or participation interest therein) or any portion thereof is remitted by the Obligor to the underlying issuer thereof; provided that, for the avoidance of doubt and for purposes of this Agreement, only the portion of any Investment that is transferred by an Obligor to an Excluded Asset in accordance with clause (ii) above (subject to compliance with clauses (i) and (iii) of this definition), and not any other portion of such Investment, shall be deemed to have been subject to a Back-to-Back Transaction.

“Bank Credit Facility” means the Senior Secured Revolving Credit Agreement, dated September 5, 2025, by and among the Company, as borrower, the lenders parties thereto and ING Capital LLC, as administrative agent, arranger and sole bookrunner, as amended, supplemented, restated, refinanced or replaced from time to time.

“Below Investment Grade Adjusted Interest Rate” is defined in Section 1.2(e).

“Below Investment Grade Event” is defined in Section 1.2(f).

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Canada Blocked Person” means (i) a “terrorist group” as defined for the purposes of Part II.1 of the Criminal Code (Canada), or (ii) a Person identified in or pursuant to (w) Part II.1 of the Criminal Code (Canada), or (x) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, or (y) the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), or (z) regulations or orders promulgated pursuant to the Special Economic Measures Act (Canada), as amended, the United Nations Act (Canada), or the Freezing Assets of Corrupt Foreign Officials Act (Canada), in any case pursuant to this clause (ii) as a Person in respect of whose property or benefit a holder of Notes would be prohibited from entering into or facilitating a related financial transaction.

“Canadian Economic Sanctions Laws” means those laws, including enabling legislation, orders-in-council or other regulations administered and enforced by Canada or a political subdivision of Canada pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including Part II.1 of the Criminal Code (Canada), as amended, the Special Economic Measures Act (Canada), as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, as amended, the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), as amended, the United Nations Act (Canada), as amended, the Export and Import Permits Act (Canada), as amended, and the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, and including all regulations promulgated under any of the foregoing, or any other similar sanctions program or action.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding any other provision contained herein, any change in GAAP after December 15, 2018 that would require an operating lease to be treated similar to a capital lease shall not be given effect hereunder.

“Capital Stock” of any Person means any and all shares of corporate stock (however designated) of, and any and all other Equity Interests and participations representing ownership interests (including membership interests and limited liability company interests) in, such Person.

“Cash” means any immediately available funds in Dollars or in any currency other than Dollars (measured in terms of the Dollar equivalent thereof) which is a freely convertible currency.

“Cash Equivalents” means investments (other than Cash) that are one or more of the following obligations:

(a)
U.S. Government Securities maturing within three months of the applicable date of determination;
(b)
investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;
(c)
investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof (i) issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of a Permitted Foreign Jurisdiction (as defined in the Bank Credit Facility); provided that such certificates of deposit, banker’s acceptances and time deposits are held in a securities account (as defined in the Uniform Commercial Code) through which the collateral agent under the Bank Credit Facility, in their capacity as collateral agent thereunder, can perfect a security interest therein and (ii) having, at such date of acquisition, a credit rating of at least A-1 from S&P and at least P-1 from Moody’s;

(d)
fully collateralized repurchase agreements with a term of not more than thirty (30) days from the date of acquisition thereof for U.S. Government Securities and entered into with (i) a financial institution satisfying the criteria described in paragraph (c) of this definition or (ii) an Approved Dealer (as defined in the Bank Credit Facility) having (or being a member of a consolidated group having) at such date of acquisition, a credit rating of at least A-1from S&P and at least P-1 from Moody’s;
(e)
certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $1,000,000,000; and
(f)
investments in money market funds and mutual funds, which invest substantially all of their assets in Cash or assets of the types described in paragraphs (a) through (e) above;

provided, that (i) in no event shall Cash Equivalents include any obligation that provides for the payment of interest alone (for example, interest-only securities or “IOs”); (ii) if any of Moody’s or S&P changes its rating system, then any ratings included in this definition shall be deemed to be an equivalent rating in a successor rating category of Moody’s or S&P, as the case may be; (iii) Cash Equivalents (other than U.S. Government Securities, certificates of deposit or repurchase agreements) shall not include any such investment representing more than 25% of total assets of the Obligors in any single issuer; and (iv) in no event shall Cash Equivalents include any obligation that is not denominated in Dollars or in an Agreed Foreign Currency (as defined in the Bank Credit Facility).

“CLO Securities” means debt securities, mezzanine securities, equity securities, residual interests or composite or combination securities (i.e. securities consisting of a combination of debt and equity securities that are issued in effect as a unit) including synthetic securities that provide synthetic credit exposure to debt securities, mezzanine securities, equity securities, residual interests or composite or combination securities (or other investments, including any interests held to comply with applicable risk retention requirements, that similarly represent an investment in underlying pools of leveraged portfolios), that, in each case, entitle the holders thereof to receive payments that (i) depend on the cash flow from a portfolio consisting primarily of ownership interests in debt securities, corporate loans or asset-backed securities or (ii) are subject to losses owing to credit events (howsoever defined) under credit derivative transactions with respect to debt securities, corporate loans or asset-backed securities.

“Closing” means the First Closing, the Second Closing, and each Additional Note Closing, as applicable.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Competitor” means (a) any entity that has elected to be regulated as a “business development company” under the Investment Company Act; (b) any Person who is not an Affiliate

of the Company or any of its subsidiaries and who engages, as its primary business, in (i) the same or similar business as a material business of the Company or any of its subsidiaries or (ii) the business of providing or buying loans and such Person is not a bank or an insurance company; or (c) any Affiliate of any of the foregoing (other than an Affiliate that (i) has not elected to be regulated as a “business development company” under the Investment Company Act, (ii) does not engage, as its primary business, in the business of providing loans, (iii) has established procedures which will prevent confidential information supplied to such Affiliate from being transmitted or otherwise made available to such affiliated entities described above, and (iv) is managed by Persons other than Persons who manage such affiliated entities described above); provided that:

(i) the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not in any event cause the Person providing such services to be deemed to be a Competitor, provided that such Person providing such services has established and maintains procedures which will prevent Confidential Information supplied to such Person from being transmitted or otherwise made available to such Plan;

(ii) in no event shall an Institutional Investor be deemed a Competitor if such Institutional Investor is a Pension Plan sponsored by a Person which would otherwise be a Competitor but which is a regular investor in privately placed Securities and such Pension Plan has established and maintains procedures which will prevent Confidential Information supplied to such Pension Plan by the Company from being transmitted or otherwise made available to such plan sponsor;

(iii) in any event that any Private Placement Agent that would otherwise be deemed to be a Competitor pursuant to the foregoing provisions of this definition, such Private Placement Agent shall not be deemed to be a Competitor if such Private Placement Agent holds the Notes only in connection with its role as an intermediary in the prompt and expeditious sale in accordance with customary financial market conditions of the Note or Notes owned by one Institutional Investor who is not a Competitor to another purchasing Institutional Investor who is not a Competitor and such Private Placement Agent has established procedures which will prevent confidential information supplied to either the selling or buying Institutional Investor by the Company from being transmitted or otherwise made available to such Private Placement Agent or any of its Affiliates in any capacity other than as the agent and intermediary in connection with such sale of any such Note or Notes; and

(iv) in no event shall an initial Purchaser or Additional Purchaser acquiring any Notes at a Closing be deemed a Competitor.

“Concurrent Transactions” means, with respect to any proposed action or transaction hereunder, (a) any acquisition or sale of Portfolio Investments or other property or assets, (b) any payment of outstanding loans, cash collateralization of letters of credit as contemplated under the Bank Credit Facility, or payment of other Indebtedness, (c) any return of capital or other distribution or receipt of cash from any Investment, (d) any incurrence of Indebtedness and the use of proceeds thereof, (e) any sale of Equity Interests by the Company, and (f) any pro forma adjustments related to any of the actions or transactions described in the foregoing clauses (a)

through (e), in each case, that occurs substantially simultaneously with such proposed action or transaction.

“Confidential Information” is defined in Section 20.

“Contingent Secured Indebtedness” means, on any date, Indebtedness of an Obligor (which may be guaranteed by one or more other Obligors) that (a) is incurred pursuant to one or more repurchase arrangements, (b) has a maturity at issuance of no more than 180 days (or, in the case of any renewal or extension thereof, 180 days after the then-current expiration date of such Contingent Secured Indebtedness) and (c) is not secured by any collateral (other than by (x) any Portfolio Investment to the extent otherwise permitted to be transferred to an Excluded Asset hereunder, (y) the participation interest such Obligor sells or purports to sell in the underlying asset for such repurchase agreement or (z) any note or security issued by a subsidiary of an Obligor that such Obligor sells or purports to sell, which economically represents the underlying asset for such repurchase agreement).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing; provided, however, that “Control” shall not include “negative” control or “blocking” rights whereby action cannot be taken without the vote or consent of any Person.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Controlled Foreign Corporation” means any Subsidiary which is (i) a “controlled foreign corporation” (within the meaning of Section 957 of the Code), (ii) a subsidiary substantially all the assets of which consist (directly or indirectly through one or more flow-through entities) of Equity Interests and/or Indebtedness in Subsidiaries described in clause (i) of this definition, or (iii) an entity treated as disregarded for U.S. federal income tax purposes that owns more than 65% of the voting stock of a Subsidiary described in clause (i) or (ii) of this definition.

“Credit Default Swap” means any credit default swap entered into as a means to (i) invest in bonds, notes, loans, debentures or securities on a leveraged basis or (ii) hedge the default risk of bonds, notes, loans, debentures or securities.

“Cure Right” is defined in Section 10.7(c).

“Debt Rating” means a debt rating of a Series or tranche of Notes, which rating shall specifically describe the Notes, including their interest rate, maturity and Private Placement Number.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum that is 2.0% above the rate of interest then in effect on the applicable Notes.

“Disclosure Documents” is defined in Section 5.3.

“Disqualified Equity Interests” means any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Equity Interests), in whole or in part, on or prior to 91 days following the latest Maturity Date at the time such Equity Interests is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the latest Maturity Date shall constitute Disqualified Equity Interests), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests that would constitute Disqualified Equity Interests, in each case at any time on or prior to 91 days following the latest Maturity Date at the time such Equity Interests are issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Equity Interests), in whole or in part, which may come into effect prior to 91 days following the latest Maturity Date at the time such Equity Interests is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the latest Maturity Date shall constitute Disqualified Equity Interests) or (d) requires scheduled payments of dividends in cash on or prior to 91 days following the latest Maturity Date at the time such Equity Interests is issued; provided that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of any Change in Control occurring prior to 91 days following the latest Maturity Date at the time such Equity Interests is issued shall not constitute Disqualified Equity Interests if (x) such Equity Interests provides that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the date that the Notes have been repaid in full (other than continent indemnification obligations) (the “Termination Date”) or (y) such redemption is subject to events that would cause the Termination Date to occur.

“Dollars” or “$” refers to lawful money of the United States of America.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Effective Date” means the date of this Agreement.

“Environmental Laws” means any applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, or settlement or consent agreements relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to capital stock or other equity interests described in the previous sentence.

“ERISA” means the Employee Retirement Income Security Act of 1974, from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414(b), (c), (m) or (o) of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder from time to time in effect.

“Excluded Asset Lien” has the meaning assigned to such term in Section 10.5(e).

“Excluded Assets” means entities identified as Excluded Assets in Schedule 10.7 hereto, any Permitted CLO Issuer, any CLO Securities, finance lease obligations, intermediate holding entities of the foregoing, Unrestricted Subsidiaries, and any similar assets or entities, in each case, which any Obligor holds an interest on or after the Effective Date, and, in each case, their respective subsidiaries, unless, in the case of any such asset or entity, the Company designates in writing to the holders of the Notes that such asset or entity is not an Excluded Asset.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code.

“Financial Covenant Default” means an Event of Default under Section 11(c) for failure to comply with Section 10.7(a).

“First Closing” is defined in Section 3.1 of this Agreement.

“Foreign Subsidiary” means any Subsidiary of the Company that is a Controlled Foreign Corporation or a Subsidiary of a Controlled Foreign Corporation.

“Form 10‑K” is defined in Section 7.1(b).

“Form 10‑Q” is defined in Section 7.1(a).

“GAAP” means (a) generally accepted accounting principles as in effect from time to time in the United States of America and (b) for purposes of Section 9.6, with respect to any Significant Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.

“Governmental Authority” means

(a)
the government of
(i)
the United States of America or any state or other political subdivision thereof, or
(ii)
any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)
any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include (i) “bad boy” guarantees, (ii) endorsements for collection or deposit in the ordinary course of business or (iii) customary indemnification agreements entered into in the ordinary course of business. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount). The term “Guaranteed” shall have a correlative meaning hereto.

“Hazardous Materials” means any and all pollutants or toxic or hazardous wastes or other substances which are regulated by Environmental Law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, or petroleum products.

“Hedging Agreement” means any interest rate protection agreement, Credit Default Swap, total return swap, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging or management arrangement.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Immaterial Subsidiary” means any direct or indirect Subsidiary of the Company that owns legally or beneficially, together with all other Immaterial Subsidiaries, assets, which in the aggregate have a value not in excess of the greater of (a) $35,000,000 and (b) 5% of consolidated assets of the Company and its Subsidiaries as of such date unless, in the case of any such Subsidiary, the Company designates in writing to the holders of the Notes that such Subsidiary is not to be an Immaterial Subsidiary and that the Company will comply with the requirements of Section 9.7 with respect to such Subsidiary.

“Incorporated Covenant” is defined in Section 9.11.

“Indebtedness” of any Person means, without duplication,

(a)(i) all obligations of such Person for borrowed money or (ii) with respect to deposits or advances of any kind that are required to be to accounted for under GAAP as a liability on the financial statements of such Person (other than deposits received in connection with a portfolio investment (including Portfolio Investments) of such Person in the ordinary course of such Person’s business (including, but not limited to, any deposits or advances in connection with expense reimbursement, prepaid agency fees, other fees, indemnification, work fees, tax distributions or purchase price adjustments)),

(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments representing extensions of credit,

(c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding accounts payable and accrued expenses and trade accounts incurred in the ordinary course of business),

(d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and accrued expenses and trade accounts incurred in the ordinary course of business not past due for more than ninety (90) days after the date on which such trade account payable was due or that are being contested in good faith),

(e) all Indebtedness of others secured by any Lien (other than a Lien permitted by Section 10.5(c)) on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the amount of such Indebtedness being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien),

(f) all Guarantees by such Person of Indebtedness of others,

(g) all Capital Lease Obligations of such Person,

(h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty,

(i) the net amount such Person would be obligated for under any Hedging Agreement if such Hedging Agreement was terminated at the time of determination,

(j) all obligations, contingent or otherwise, with respect to Disqualified Equity Interests, and

(k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, “Indebtedness” shall not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment, (y) a commitment arising in the ordinary course of business to make a future Portfolio Investment or fund the delayed draw or unfunded portion of any existing Portfolio Investment or (z) indebtedness of an Obligor on account of the sale by an Obligor of the first out tranche of any loan that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is non-recourse to the Company and its Subsidiaries and (ii) would not represent a claim against the Company or any of its Subsidiaries in a bankruptcy, insolvency or liquidation proceeding of the Company or its Subsidiaries, in each case in excess of the amount sold or purportedly sold.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any Pension Plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (and any rights or proceeds in respect of (x) any “short sale” of securities or (y) any sale of any securities at a time when such securities are not owned by such Person); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any advances to employees, officers, directors, and consultants of such Company or any of its Subsidiaries for expenses in the ordinary course of business; or (c) Hedging Agreements.

“Investment Advisor” means (a) Vista Credit, (b) any Affiliate of Vista Credit that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients or (c) another investment advisor reasonably satisfactory to the Required Holders.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investment Grade” means a rating of “BBB-” (or its equivalent) or higher by an Acceptable Rating Agency without giving effect to any credit watch.

“Investment Policies” means, with respect to the Company, the investment objectives, policies, restrictions and limitations as the same may be changed, altered, expanded, amended, modified, terminated or restated from time to time.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance (other than any customary contractual limitation set forth in any agreement that is not prohibited from being entered into hereunder), charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than on market terms at fair value), except in favor of the issuer thereof (and, for the avoidance of doubt, in the case of Investments that are loans or other debt obligations, restrictions on assignments or transfers, buyout rights, voting rights, right of first offer or refusal thereof pursuant to the underlying documentation of such Investment shall not be deemed to be a “Lien” and, in the case of Investments that are equity securities, excluding customary drag-along, tag-along, buyout rights, voting rights, right of first offer or refusal, restrictions on assignments or transfers and other similar rights in favor of one or more equity holders of the same issuer).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, Portfolio Investments and other assets, liabilities or financial condition of the Company and its subsidiaries (other than Excluded Assets) taken as a whole or (b) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.

“Material Credit Facility” means, as to the Company and the other Obligors,

(a) the Bank Credit Facility, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(b) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of the First Closing in respect of which the Company or any other Obligor (other than a Foreign Subsidiary) is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $75,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Material Indebtedness” means Indebtedness (other than the Notes), of any one or more of the Company and the other Obligors in an aggregate outstanding principal amount equal to or exceeding $75,000,000.

“Maturity Date” is defined in the first paragraph of each Note.

“MFL Cure Right Provision” means any provision (regardless of whether such provision is labeled or otherwise characterized as a covenant, a definition or a default) that allows the Company or any subsidiary to “cure” or otherwise remedy a default under a financial covenant that is the same as one of the financial covenants set forth in Section 10.7 (and have the same related definitions) prior to such default becoming an actionable event of default.

“MFL Financial Covenant” means any financial maintenance covenant (regardless of whether such provision is labeled or otherwise characterized as a covenant, a definition or a default) that requires the Company or any other Obligor (i) to maintain any level of financial performance (including any specified level of net worth, total assets, cash flows or net income, however expressed), (ii) to maintain any relationship of any component of its capital structure to any other component thereof (including the relationship of indebtedness, senior indebtedness or subordinated indebtedness to total capitalization or to net worth, however expressed), (iii) to maintain any measure of its ability to service its indebtedness (including exceeding any specified ratio of revenues, cash flow or income to interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness, however expressed) or (iv) not to exceed any maximum level of indebtedness, however expressed; provided, however, that, for the avoidance of doubt, no borrowing base requirement or covenants or any incurrence covenants, however expressed, shall constitute an MFL Financial Covenant.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Most Favored Lender Notice” means a written notice from the Company to each of the holders of the Notes delivered promptly, and in any event within ten (10) Business Days after the inclusion of any Additional Covenant in a Specified Credit Facility (including by way of amendment or other modification of any existing provision thereof), pursuant to Section 9.11 by a Senior Financial Officer in reasonable detail, including reference to Section 9.11, a verbatim statement of such Additional Covenant (including any defined terms used therein).

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Nationally Recognized Statistical Rating Organization” or “NRSRO” means a rating organization designated from time to time by the SEC as being nationally recognized so long as, any such credit rating agency continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC, other than Egan-Jones Ratings Company and its successors.

“Non-Consolidated Subsidiary” means any Person that:

(a) would be a Subsidiary without giving effect to the penultimate sentence of the definition of such term;

(b) does not constitute an Investment held by any Obligor in the ordinary course of business; and

(c) is not required to be consolidated on the financial statements of the Company in accordance with GAAP;

provided that a Person that constitutes a “Non-Consolidated Subsidiary” pursuant to the foregoing at any time shall continue to be a Non-Consolidated Subsidiary even if such Person is subsequently required to be consolidated on the financial statements of the Company as a result of any change in GAAP.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more other Obligors residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.1.

“Obligors” means, collectively, the Company and the Subsidiary Guarantors.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Participation Interest” means a participation interest in an investment that at the time of acquisition by an Obligor satisfies each of the following criteria: (a) the underlying investment would constitute a Portfolio Investment were it acquired directly by an Obligor, (b) the entire purchase price for such participation is paid in full at the time of its acquisition and (c) the participation provides the participant all of the economic benefit and risk of the whole or part of such portfolio investment that is the subject of such participation.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any Plan that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“Permitted Advisor Loan” means any Indebtedness for borrowed money of Obligor that (a) is owed to the Investment Advisor or any Affiliate thereof, (b) has no mandatory amortization prior to, and a final maturity date not earlier than, March 5, 2031, (c) is permitted by the Investment Company Act, (d) is not secured by any property or assets (whether of any Obligor or any other Person), (e) is on terms and conditions not materially less favorable to such Obligor than could be obtained on an arm’s-length basis from unrelated third parties and (f) is on terms and conditions that are not materially more restrictive upon such Obligor, while any Notes are outstanding hereunder, than those set forth in this Agreement with respect to such Obligor.

“Permitted Liens” means:

(a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or any other Obligor in accordance with GAAP;

(b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) purported to be purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing;

(c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, landlord, storage and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money);

(d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than any Lien imposed by the PBGC in respect of employee benefit plans subject to Title IV of ERISA) or to secure public or statutory obligations;

(e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

(f) Liens arising out of judgments or awards so long as such judgments or awards do not constitute an Event of Default under Section 11(j);

(g) customary rights of setoff, banker’s lien, security interest or other like rights upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash, security entitlements and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business securing payment of fees, indemnities, charges for returning items and other similar obligations;

(h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Company or any of its subsidiaries in the ordinary course of business or in respect of assets purported to be sold or otherwise contributed or disposed to any Person in a transaction not prohibited by this Agreement;

(i) deposits of money securing leases to which an Obligor is a party as the lessee made in the ordinary course of business;

(j) easements, rights of way, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not interfere with or affect in any material respect the ordinary course conduct of the business of the Company or any of its Subsidiaries;

(k) Liens in favor of any escrow agent solely on and in respect of any cash earnest money deposits made by any Obligor in connection with any letter of intent or purchase agreement;

(l) any restrictions on the sale or disposition of assets arising from a loan sale agreement between or among one or more Obligors with one or more Excluded Assets or with respect to any asset subject to a Back-to-Back Transaction;

(m) any interest or title of a lessor under any lease entered into by any Obligor or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

(n) leases or subleases, licenses or sublicenses granted to other Persons not materially interfering with the conduct of the business of the Obligors or any of their Subsidiaries;

(o) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code of the State of New York on items in the ordinary course of collection;

(p) Liens permitted by the terms of the Bank Credit Facility entered into by the Company;

(q) Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred and not as a means to speculate; and

(s) precautionary Liens and filings of financing statements under the Uniform Commercial Code covering assets sold or contributed or purported to be sold or contributed to any Person in a transaction not prohibited hereunder.

“Permitted Policy Amendment” means any change, alteration, expansion, amendment, modification, termination, restatement or replacement of the Investment Policies that is one of the following: (a) approved in writing by the Required Holders, (b) required by applicable law, rule, regulation or Governmental Authority, or (c) not materially adverse to the rights, remedies or interests of the holders of the Notes in the reasonable discretion of the Required Holders (for the avoidance of doubt, no change, alteration, expansion, amendment, modification, termination or restatement of the Investment Policies shall be deemed “materially adverse” if investment size proportionately increases as the size of the Company’s capital base changes).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Placement Agents” means Goldman Sachs & Co. LLC and ING Financial Markets LLC, each in their capacity as placement agents under the engagement letter entered into among such placement agents and the Company.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA (other than a Multiemployer Plan) that is or, within the preceding five (5) years, has been established or maintained, or to which contributions are or, within the preceding five (5) years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability.

“Portfolio Investment” means any Investment (including a Participation Interest and any joint venture) held by the Company and its subsidiaries in their asset portfolio.

“Prepayment Settlement Amount” (i) is defined in Section 8.6 with respect to any Series 2025 Note and (ii) is set forth in the applicable Supplement with respect to any other Series or tranche of Notes.

“Presentation” is defined in Section 5.3.

“Private Placement Agent” means any company organized as a “broker” or “dealer” (as each such term is defined in Section 3(a) (4) and (5), respectively, of the Exchange Act) of recognized national standing regularly engaged as an intermediary in the placement or sale to and among Institutional Investors of Indebtedness Securities exempt from registration under the Securities Act.

“Private Rating Letter” means a letter issued by an Acceptable Rating Agency in connection with any private debt rating for the applicable Series or tranche of Notes, which (a) sets forth the Debt Rating for such Series or tranche of Notes, (b) refers to the Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services in respect of such Series or tranche of Notes, (c) addresses the likelihood of payment of both principal and interest on such Series or tranche of Notes (which requirement shall be deemed satisfied if either (x) such letter includes confirmation that the rating reflects the Acceptable Rating Agency’s assessment of the Company’s ability to make timely payment of principal and interest on such Series or tranche of Notes or a similar statement or (y) such letter is silent as to the Acceptable Rating Agency’s assessment of the likelihood of payment of both principal and interest and does not include any indication to the contrary), (d) includes such other information describing the relevant terms of such Series or tranche of Notes as may be required from time to time by the SVO or any other governmental authority having jurisdiction over any holder of any Notes, and (e) shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the letter from being shared with the SVO or any other governmental authority having jurisdiction over any holder of any Notes.

“Private Rating Rationale Report” means, with respect to any private Debt Rating, a report issued by the NRSRO in connection with such private Debt Rating setting forth an analytical review of the Notes explaining the transaction structure, methodology relied upon, and, as appropriate, analysis of the credit, legal, and operational risks and mitigants supporting the assigned private Debt Rating for the Notes, in each case, on the letterhead of the NRSRO or its controlled website and generally consistent with the work product that an NRSRO would produce for a similar publicly rated security and otherwise in form and substance generally required by the SVO or any other regulatory authority having jurisdiction over any holder of any such Series or tranche of Notes from time to time.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2) and any Substitute Purchaser (so long as any such substitution complies with Section 21), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 or as the result of a substitution pursuant to Section 21 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Equity Interests” of any Person means any Equity Interests of such Person that are not Disqualified Equity Interests.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans and (b) is advised or managed by such holder, by the same investment advisor as such holder, or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of greater than 50.00% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company, any of its Affiliates, or any entity whose investments or investment related decisions are primarily managed by the Company or any its Affiliates (collectively, the “Affiliated Holders”)); provided, however, that Notes that any Purchaser (other than the Affiliated Holders) is committed to purchase under this Agreement or any Supplement shall be deemed outstanding and held by such Purchaser for purposes of the determination of Required Holders.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Company or any other Obligor, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Company or any option, warrant or other right to acquire any such shares of Capital Stock of the Company (other than any equity awards granted to employees, officers, directors and consultants of the Company or any of its Affiliates), provided, for the avoidance of doubt, neither the conversion nor the settlement of convertible debt into Capital Stock nor the purchase, redemption, retirement, acquisition, cancellation or termination of convertible debt made solely with Capital Stock (other than interest or expenses or fractional shares, which may be payable in cash) shall be a Restricted Payment hereunder.

“RIC” means a person qualifying for treatment as a “regulated investment company” as defined in Section 851 of the Code.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., a New York corporation, or any successor thereto.

“SBA” means the United States Small Business Administration or any Governmental Authority succeeding to any or all of the functions thereof.

“SBIC Subsidiary” means, any (i) direct or indirect wholly-owned (except for directors, managers or other similar qualifying shares) subsidiary (including such subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its Equity Interest in the SBIC Subsidiary) of the Company licensed as a small business investment company under the Small Business Investment Act of 1958, as amended (or that has applied for such a license and is actively pursuing the granting thereof by appropriate proceedings promptly instituted and diligently conducted), and which is designated by the Company (pursuant to a certificate of a Senior Financial Officer) delivered to the holders of the Notes) as an SBIC Subsidiary and (ii) any direct or indirect wholly-owned (except for directors, managers or other similar qualifying shares) subsidiary (including such subsidiary’s general partner or managing entity to the extent that the only material asset of such general partner or managing entity is its equity interest in the SBIC Subsidiary) of a Person described in clause (i).

“SEC” means the United States Securities and Exchange Commission.

“Second Closing” is defined in Section 3.1 of this Agreement.

“Section 8.8 Proposed Prepayment Date” is defined in Section 8.8(b).

“Secured Debt Ratio” is defined in Section 1.2(g).

“Secured Debt Ratio Adjusted Interest Rate” is defined in Section 1.2(h).

“Secured Debt Ratio Event” is defined in Section 1.2(i).

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the president, chief executive officer, chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Senior Securities” means senior securities (as such term is defined and determined pursuant to the Investment Company Act and any orders of the SEC issued to the Company thereunder).

“Series” means any series of Notes issued pursuant to this Agreement or any Supplement hereto.

“Series 2025 Notes” is defined in Section 1.1 of this Agreement.

“Shareholders’ Equity” means, at any date, the amount determined on a consolidated basis, without duplication, in accordance with GAAP, of shareholders equity for the Company and its Subsidiaries at such date.

“Significant Subsidiary” means, at any time of determination, (a) any Obligor or (b) any other subsidiary that, on a consolidated basis with its subsidiaries, has aggregate assets or aggregate revenues greater than the greater of $5,000,000 and 5% of the aggregate assets or aggregate revenues of the Company and its subsidiaries, taken as a whole at such time.

“Source” is defined in Section 6.2.

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest or creditors of such issuer’s affiliates, provided that such Lien was created to secure Indebtedness owing by such issuer or issuer’s affiliates to such creditors.

“Specified Credit Facility” means any Material Credit Facility entered into after the Effective Date that is unsecured and in respect of which the Company is a borrower or guarantor.

“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees); (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for dilutive events or misrepresentations (in each case unrelated to the collectability of the assets sold or the creditworthiness of the associated account debtors); (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in middle market, broadly syndicated or commercial loan market or accounts receivable securitizations, securitizations of financial assets or collateralized loan obligations or loans to special purpose vehicles, including those owed to customary third-party service providers in connection with such transactions, such as rating agencies and accountants; (d) obligations (together with any related performance guarantees) under any customary “bad boy” guarantee; (e) obligations under customary limited-recourse guarantees; provided, however, that any such guarantee described in this clause (e) shall not exceed 10% of the aggregate unfunded commitments plus outstandings under the applicable loan; and (f) payment and performance guaranties that are reasonably customary in asset backed financings.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall include any Subsidiary Guarantor but shall not include (i) any joint venture investment, (ii) any Unrestricted Subsidiary or Excluded Asset or (iii) any Person that constitutes an Investment held by any Obligor in the ordinary course of business and that is not, under GAAP (as in effect on the Effective Date), consolidated on the financial statements of the Company and its consolidated subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty or a joinder thereto.

“Subsidiary Guaranty” is defined in Section 9.7(a).

“Substitute Purchaser” is defined in Section 21.

“Supplement” is defined in Section 2.2.

“SVO” means the Securities Valuation Office of the NAIC.

“tranche” means all Notes of a Series having the same maturity, interest rate, currency and schedule for mandatory prepayments.

“Tranche A Notes” is defined in Section 1.1 of this Agreement.

“Tranche B Notes” is defined in Section 1.1 of this Agreement.

“Tranche C Notes” is defined in Section 1.1 of this Agreement.

“Tranche D Notes” is defined in Section 1.1 of this Agreement.

“Transferred Assets” has the meaning assigned to such term in Section 10.2(g).

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“Unrestricted Subsidiary” means:

(1) any SBIC Subsidiary; and

(2) (x) VCSL Funding 1 LLC and (y) each direct or indirect Subsidiary of the Company or any other Obligor to which any Obligor sells, conveys or otherwise transfers (whether directly or indirectly) Cash, Cash Equivalents or Investments, which engages in no material activities other than in connection with the purchase, holding, disposition or financing or such assets and which is designated by the Company (as provided below) as an Unrestricted Subsidiary and which meets, in the case of a designation pursuant to this clause (2), the following criteria:

(i)
no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is Guaranteed by any Obligor (other than Guarantees in respect of Standard Securitization Undertakings), (b) is recourse to or obligates any Obligor in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any property of any Obligor (other than Investments in such Subsidiary or any property transferred to such Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof,

(ii)
with which no Obligor has any material contract, agreement, arrangement or understanding other than on terms no less favorable in any material respect to such Obligor than those that could reasonably be obtained at the time from Persons that are not Affiliates of any Obligor, other than fees payable in the ordinary course of business in connection with servicing receivables or financial assets and/or pursuant to any Standard Securitization Undertakings, and
(iii)
to which no Obligor has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results, other than pursuant to Standard Securitization Undertakings.

Any such designation by the Company shall be effected pursuant to a certificate of a Senior Financial Officer delivered to the holders of the Notes, which certificate shall include, in the case of any designation pursuant to clause (2) of the foregoing sentence, a statement to the effect that, to the best of such officer’s knowledge, such designation complied with the foregoing conditions. Notwithstanding the above, any Subsidiary that is designated as a Financing Subsidiary under the Bank Credit Facility shall be deemed an Unrestricted Subsidiary hereunder. Each Subsidiary of an Unrestricted Subsidiary shall be deemed to be an Unrestricted Subsidiary and shall comply with the foregoing requirements of this definition.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“U.S. Government Securities” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

“Vista Credit” means Vista Credit BDC Management, L.P., a Delaware limited partnership.

“Wholly-Owned Subsidiary” means, at any time, any subsidiary all of the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

[Form of Series 2025 Note, Tranche A]

THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS AVAILABLE.

VISTA CREDIT STRATEGIC LENDING CORP.

5.85% Series 2025 Senior Note, Tranche A, Due October 2, 2028

No. [_____]	Date [_]
$[_______]	PPN 92839L A*8

For Value Received, the undersigned, Vista Credit Strategic Lending Corp. (herein called the “Company”), a Maryland corporation, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on October 2, 2028 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 5.85% per annum, as may be adjusted in accordance with Section 1.2 of the hereinafter defined Note Purchase Agreement, from the date hereof, payable semiannually, on the second day of April and October in each year, commencing with the April 2 or October 2 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Prepayment Settlement Amount (if any), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Prepayment Settlement Amount or Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated October 2, 2025 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement (in the case of a transferee, to the extent required by Section 13.2 of the Note Purchase Agreement). Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Schedule 1(a)

(to Note Purchase Agreement)

This Note is a registered Note and, as provided in (and subject to the terms and conditions of) the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, on the terms specified in the Note Purchase Agreement.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Vista Credit Strategic Lending Corp.

By
[Title]

1(a)-2

[Form of Series 2025 Note, Tranche B]

THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS AVAILABLE.

Vista Credit Strategic Lending Corp.

6.22% Series 2025 Senior Note, Tranche B, Due October 2, 2030

No. [_____]	Date [_]
$[_______]	PPN 92839L A@6

For Value Received, the undersigned, Vista Credit Strategic Lending Corp. (herein called the “Company”), a Maryland corporation, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on October 2, 2030 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 6.22% per annum, as may be adjusted in accordance with Section 1.2 of the hereinafter defined Note Purchase Agreement, from the date hereof, payable semiannually, on the second day of April and October in each year, commencing with the April 2 or October 2 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Prepayment Settlement Amount (if any), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Prepayment Settlement Amount or Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated October 2, 2025 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement (in the case of a transferee, to the extent required by Section 13.2 of the Note Purchase Agreement). Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Schedule 1(b)

(to Note Purchase Agreement)

This Note is a registered Note and, as provided in (and subject to the terms and conditions of) the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, on the terms specified in the Note Purchase Agreement.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Vista Credit Strategic Lending Corp.

By
[Title]

1(b)-2

[Form of Series 2025 Note, Tranche C]

THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS AVAILABLE.

VISTA CREDIT STRATEGIC LENDING CORP.

5.85% Series 2025 Senior Note, Tranche C, Due October 2, 2028

No. [_____]	Date [_]
$[_______]	PPN 92839L A#4

For Value Received, the undersigned, Vista Credit Strategic Lending Corp. (herein called the “Company”), a Maryland corporation, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on October 2, 2028 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 5.85% per annum, as may be adjusted in accordance with Section 1.2 of the hereinafter defined Note Purchase Agreement, from the date hereof, payable semiannually, on the second day of April and October in each year, commencing with the April 2 or October 2 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Prepayment Settlement Amount (if any), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Prepayment Settlement Amount or Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated October 2, 2025 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement (in the case of a transferee, to the extent required by Section 13.2 of the Note Purchase Agreement). Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Schedule 1(d)

(to Note Purchase Agreement)

This Note is a registered Note and, as provided in (and subject to the terms and conditions of) the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, on the terms specified in the Note Purchase Agreement.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Vista Credit Strategic Lending Corp.

By
[Title]

1(d)-2

[Form of Series 2025 Note, Tranche D]

THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS AVAILABLE.

Vista Credit Strategic Lending Corp.

6.22% Series 2025 Senior Note, Tranche D, Due October 2, 2030

No. [_____]	Date [_]
$[_______]	PPN 92839L B*7

For Value Received, the undersigned, Vista Credit Strategic Lending Corp. (herein called the “Company”), a Maryland corporation, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on October 2, 2030 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 6.22% per annum, as may be adjusted in accordance with Section 1.2 of the hereinafter defined Note Purchase Agreement, from the date hereof, payable semiannually, on the second day of April and October in each year, commencing with the April 2 or October 2 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Prepayment Settlement Amount (if any), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Prepayment Settlement Amount or Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated October 2, 2025 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement (in the case of a transferee, to the extent required by Section 13.2 of the Note Purchase Agreement). Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Schedule 10.7

(to Note Purchase Agreement)

This Note is a registered Note and, as provided in (and subject to the terms and conditions of) the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, on the terms specified in the Note Purchase Agreement.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Vista Credit Strategic Lending Corp.

By
[Title]

1(d)-2

Vista Credit Strategic Lending Corp.

[Number] Supplement to Master Note Purchase Agreement

Dated as of

Re:	[$ ]		% Series	Senior Notes
Due

Exhibit S

(to Note Purchase Agreement)

Vista Credit Strategic Lending Corp.

Dated as of

____________________, 20__

To the Additional Purchaser(s) named in

Schedule A hereto

Ladies and Gentlemen:

This [Number] Supplement to Master Note Purchase Agreement (this “Supplement”) is between Vista Credit Strategic Lending Corp., a Maryland corporation (the “Company”), and the institutional investors named on Schedule A attached hereto (the “Additional Purchasers”).

Reference is hereby made to that certain Master Note Purchase Agreement dated October 2, 2025 (the “Note Purchase Agreement”) among the Company and the Purchasers listed on the Purchaser Schedule thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 4.14 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Additional Purchaser(s) as follows:

1. The Company has authorized the issue and sale of [$]__________ aggregate principal amount of its _____% Series ______ Senior Notes due _________, ____ (the “Series ______ Notes”). The Series ____ Notes, together with the Series 2025 Notes [and the Series ____ Notes] issued pursuant to the Note Purchase Agreement, [list each other previously issued Series of Additional Notes] and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series _____ Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Additional Purchaser(s) and the Company.

2. Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Additional Purchaser, and each Additional Purchaser agrees to purchase from the Company, Series _____ Notes in the principal amount set forth opposite such Additional Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.

3. The sale and purchase of the Series ______ Notes to be purchased by each Additional Purchaser shall occur at the offices of [●], [ADDRESS], at [9:00 a.m.] New York City time, at a closing (the “Series ______ Closing”) on ______, ____ or on such other Business Day thereafter on or prior to _______, ____ as may be agreed upon by the Company and the Additional

Purchasers. At the Series ___ Closing, the Company will deliver to each Additional Purchaser the Series ______ Notes to be purchased by such Additional Purchaser in the form of a single Series ______ Note for such Notes to be purchased by such Additional Purchaser (or such greater number of Series ______ Notes in denominations of at least $100,000 as such Additional Purchaser may request) dated the date of the Series _____ Closing and registered in such Additional Purchaser’s name (or in the name of such Additional Purchaser’s nominee), against delivery by such Additional Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [__________________________] at ____________ Bank, [Insert Bank address, ABA number for wire transfers, and any other relevant wire transfer information]. If, at the Series ___ Closing, the Company shall fail to tender such Series ______ Notes to any Additional Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Additional Purchaser’s satisfaction, such Additional Purchaser shall, at such Additional Purchaser’s election, be relieved of all further obligations under this Supplement, without thereby waiving any rights such Additional Purchaser may have by reason of such failure by the Company to tender such Series ______ Notes or any of the conditions specified in Section 4 not having been fulfilled to such Additional Purchaser’s satisfaction.

4. The obligation of each Additional Purchaser to purchase and pay for the Series ______ Notes to be sold to such Additional Purchaser at the Series _____ Closing is subject to the fulfillment to such Additional Purchaser’s satisfaction, prior to the Series ___ Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series ______ Notes to be purchased at the Series _____ Closing as if each reference to “Notes,” “Closing” and “Additional Purchaser” set forth therein was modified to refer the “Series ______ Notes,” the “Series ___ Closing” and the “Additional Purchaser” (each as defined in this Supplement) and to the following additional conditions:

(a) Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of the Series ___ Closing (except for representations and warranties which apply to a specific earlier date (other than the date of an earlier Closing) which shall be true as of such earlier date or as of the date specified in Exhibit A to the extent such provision is superseded in Exhibit A) and the Company shall have delivered to each Additional Purchaser an Officer’s Certificate, dated the date of the Series _____ Closing certifying that such condition has been fulfilled.

(b) Contemporaneously with the Series ___ Closing, the Company shall sell to each Additional Purchaser, and each Additional Purchaser shall purchase, the Series ______ Notes to be purchased by such Additional Purchaser at the Series _____ Closing as specified in Schedule A.

5. [Here insert special provisions for Series ______ Notes including Prepayment Settlement Amount calculations and mandatory prepayment provisions applicable to Series ______ Notes and any series-specific closing conditions applicable to Series ______ Notes].

6. Each Additional Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series ______ Notes by such Additional Purchaser as if each reference to “Notes,” “Closing” and “Purchaser” set forth therein was modified to refer the “Series ______ Notes,” the “Series ___ Closing” and the “Additional Purchaser” (each as defined in this Supplement) and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by this Supplement.

7. The Company and each Additional Purchaser agree to be bound by and comply with the terms and conditions of the Note Purchase Agreement, as supplemented by this Supplement, as fully and completely as if such Additional Purchaser were an original signatory to the Note Purchase Agreement.

8. This Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

9. This Supplement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Supplement and all documents relating thereto (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Supplement and all documents relating thereto (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Supplement and all documents relating thereto (other than the Notes) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the including the Federal Electronic Signatures in Global and National Commerce Act, the Electronic Commerce Security Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

The execution hereof shall constitute a contract between the Company and the Additional Purchaser(s) for the uses and purposes hereinabove set forth.

Vista Credit Strategic Lending Corp.

By
Name:
Title:

Accepted as of __________, _____

[Additional Purchaser]

By
Name:
Title:

Information Relating to Additional Purchasers

Name and Address of Additional Purchaser	Principal Amount and Registered Note Number of Series ______ Notes to Be Purchased
[Name of Additional Purchaser]	$
(1) All payments by wire transfer of immediately available funds to: with sufficient information to identify the source and application of such funds.
(2) All notices of payments and written confirmations of such wire transfers:
(3) E-mail address for Electronic Delivery: (4) All other communications: (5) U.S. Tax Identification Number:

Schedule A

(to Supplement)

EXHIBIT A

To Supplement No. ____

Supplemental Representations

The Company represents and warrants to each Additional Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement (other than representations and warranties that apply solely to a specific earlier date (other than the date of an earlier Closing) which shall be true as of such earlier date and other than the Section references hereinafter set forth) is true and correct in all material respects as of the date hereof with respect to the Series ______ Notes with the same force and effect as if each reference to “the Notes” set forth therein was modified to refer to the “Series ______ Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the _______ Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3. Disclosure. (a) The Company, through its agents, Goldman Sachs & Co. LLC and SMBC Nikko Securities America, Inc., has delivered to each Purchaser a copy of an [Investor Presentation], dated __________ (the “Presentation”), relating to the transactions contemplated hereby in connection with the Series ________ Notes. This Agreement, the Presentation, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Additional Purchasers by or on behalf of the Company (other than financial projections, pro forma financial information and other forward-looking information referenced in Section 5.3(b), information relating to third parties and general economic information) prior to __________ in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Presentation, and such documents, certificates or other writings and such financial statements delivered to each Additional Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, did not as of __________, and, after taking into account all updates thereto and the same having been delivered to the Additional Purchasers, do not as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since ____________, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

(b) All financial projections, pro forma financial information and other forward-looking information which has been delivered to each Additional Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement are based upon good faith assumptions and, in the case of financial projections and pro forma financial information of the Company, good faith estimates, in each case, believed to be reasonable at the time made, it being recognized that (i) such financial information as it relates to future events is subject to significant and inherent uncertainty and contingencies (many of which are beyond the control of

Exhibit A

(to Supplement)

the Company) and that no assurance can be given that such financial information will be realized, and are therefore not to be viewed as fact, and (ii) actual results during the period or periods covered by such financial information may materially differ from the results set forth therein.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 of this Supplement contains (except as noted therein) complete and correct lists as of the date of the Series ___ Closing of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, and (ii) the Company’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 (as may be updated by the Company for each Closing pursuant to any supplement (including, if applicable, any Supplement) executed and delivered in connection with such Closing) as being owned by the Company and its Subsidiaries have been validly issued, and, to the extent applicable, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c) Each Subsidiary Guarantor is a limited liability company or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization or incorporation, as applicable, and is duly qualified as a foreign limited liability company or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, except in those jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary Guarantor has the limited liability company or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) No Subsidiary Guarantor is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 (as may be updated by the Company for each Closing pursuant to any supplement (including, if applicable, any Supplement) executed and delivered in connection with such Closing) and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary Guarantor to pay dividends out of profits or make any other similar distributions of profits to the Company or any other Obligor that owns outstanding shares of capital stock or similar equity interests of such Subsidiary Guarantor.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Additional Purchaser copies of the financial statements of the Company and its consolidated subsidiaries. All of such financial statements (including in each case the related schedules and notes, but excluding all financial projections, pro forma financial information and other forward-looking information) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates specified therein and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout

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the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to year-end adjustments and lack of footnotes).

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any substantially similar debt Securities for sale to, or solicited any offer to buy the Notes or any substantially similar debt Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Additional Purchasers and not more than ______ other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder for the general corporate purposes of the Company and its subsidiaries, including to make investments, repay existing debt and make distributions permitted by this Agreement. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than ___% of the value of the consolidated assets of the Company and its subsidiaries and the Company does not have any present intention that margin stock will constitute more than ___% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens.(a) Except as described therein, Schedule 5.15 of this Supplement sets forth a complete and correct list as of ________ of all outstanding Material Indebtedness for borrowed money of the Company and its Subsidiaries (provided that the aggregate amount of all Indebtedness for borrowed money not listed on Schedule 5.15 does not exceed $75,000,000). As of ___________, neither the Company nor any other Obligor is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Material Indebtedness of the Company or such other Obligor and, to the knowledge of the Company, no event or condition exists with respect to any Material Indebtedness of the Company or such other Obligor that have caused one or more Persons to cause such Material Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

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(b) Except as disclosed in Schedule 5.15 (as may be updated by the Company for each Closing pursuant to any supplement (including, if applicable, any Supplement) executed and delivered in connection with such Closing), neither the Company nor any other Obligor has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c) Neither the Company nor any other Obligor is a party to, or otherwise subject to any provision contained in, any instrument evidencing Material Indebtedness of the Company or such other Obligor, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Material Indebtedness of the Company, except as disclosed in Schedule 5.15 (as may be updated by the Company for each Closing pursuant to any supplement (including, if applicable, any Supplement) executed and delivered in connection with such Closing).

[Add any additional Sections as appropriate at the time the Series ______ Notes are issued]

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Exhibit 1 to Exhibit S (Form Of Supplement)

[Form of Series ______ Note]

THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 IS AVAILABLE.

Vista Credit Strategic Lending Corp.

___% Series ______ Senior Note due ______________

No. [_________]	[Date]
$[____________]	PPN [___]

For Value Received, the undersigned, Vista Credit Strategic Lending Corp. (herein called the “Company”), a Maryland corporation, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on [____________] (the “Maturity Date”), with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of (a) [____]% per annum as may be adjusted in accordance with Section 1.2 of the hereinafter defined Note Purchase Agreement, from the date hereof, payable semiannually, on the [____] day of [____] and [____] in each year, commencing with the [____] next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Prepayment Settlement Amount (if any), at a rate per annum from time to time equal to the Default Rate (as defined in the hereinafter defined Note Purchase Agreement), payable semiannually as aforesaid (or at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Prepayment Settlement Amount or Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the Company in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (the “Notes”) and is an Additional Note issued pursuant to the [Number] Supplement to the Master Note Purchase Agreement, dated [●], 2025 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), among the Company, and the Additional Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement (in the case of a transferee, to the extent required by Section 13.2 of the Note Purchase Agreement). Unless

Exhibit 1 to Exhibit S

(to Supplement)

otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in (and subject to the terms and conditions of) the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] [This Note is not subject to regularly scheduled prepayments of principal.] This Note is [also] subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Note Purchase Agreement.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Vista Credit Strategic Lending Corp.

By
Name:
Title:

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